                                                                     EXHIBIT 2.2


--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                          PALESTRA ACQUISITION CORP.,


                          CHEMICAL LEAMAN CORPORATION,


                                      AND


                THE SHAREHOLDERS OF CHEMICAL LEAMAN CORPORATION



                           Dated as of June 23, 1998




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 GENERAL.................................................................................................1

   1.1      THE MERGER............................................................................................1
   1.2      EFFECTIVE TIME OF THE MERGER..........................................................................2
   1.3      EFFECT OF THE MERGER..................................................................................2
   1.4      CHARTER, BY-LAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.....................................2
   1.5      TAKING OF NECESSARY ACTION; FURTHER ASSURANCES........................................................2
   1.6      AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE DELAWARE CERTIFICATE OF MERGER AND THE
            PENNSYLVANIA ARTICLES OF MERGER.......................................................................3
   1.7      THE CLOSING...........................................................................................3

ARTICLE 2 EFFECT OF MERGER........................................................................................4

   2.1      PURCHASE PRICE; EFFECT ON CAPITAL STOCK...............................................................4
   2.2      DELIVERY OF FUNDS; SURRENDER OF CERTIFICATES..........................................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES ABOUT THE SHAREHOLDER....................................................7

   3.1      TITLE TO THE SHARES...................................................................................7
   3.2      AUTHORITY; NONCONTRAVENTION; CONSENTS.................................................................7

ARTICLE 4 REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY........................................................9

   4.1      ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING......................................................9
   4.2      AUTHORIZATION, EXECUTION AND ENFORCEABILITY...........................................................9
   4.3      CONSENTS.............................................................................................10
   4.4      CAPITALIZATION.......................................................................................10
   4.5      SUBSIDIARIES; INVESTMENTS............................................................................11
   4.6      ABSENCE OF CHANGES...................................................................................11
   4.7      FINANCIAL INFORMATION................................................................................12
   4.8      ABSENCE OF UNDISCLOSED LIABILITIES...................................................................14
   4.9      ACCOUNTS AND NOTES RECEIVABLE........................................................................14
   4.10     BANK ACCOUNTS; POWERS OF ATTORNEY....................................................................14
   4.11     TAX MATTERS..........................................................................................15
   4.12     TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS...........................................17
   4.13     REAL PROPERTY--OWNED OR LEASED.......................................................................18
   4.14     INTELLECTUAL PROPERTY................................................................................19
   4.15     AGREEMENTS, NO DEFAULTS, ETC.........................................................................20
   4.16     LITIGATION, ETC......................................................................................21
   4.17     COMPLIANCE WITH LAWS.................................................................................21
   4.18     INSURANCE............................................................................................21
   4.19     LABOR MANAGEMENT RELATIONS; EMPLOYEES................................................................22
   4.20     ERISA COMPLIANCE.....................................................................................25
   4.21     ENVIRONMENTAL MATTERS................................................................................28
   4.22     RELATED TRANSACTIONS.................................................................................30
   4.23     INDEPENDENT CONTRACTORS..............................................................................30
   4.24     RELATIONSHIPS........................................................................................31
   4.25     DISCLOSURE...........................................................................................31
   4.26     CONFLICTS OF INTEREST................................................................................31
   4.27     STATE TAKEOVER STATUTES..............................................................................32
   4.28     SEC DOCUMENTS........................................................................................32
   4.29     BROKERS..............................................................................................32
   4.30     YEAR 2000 COMPLIANCE.................................................................................33

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................34

   5.1      ORGANIZATION; CORPORATE AUTHORITY....................................................................34
   5.2      CORPORATE ACTION; AUTHORITY; NO CONFLICT.............................................................34
   5.3      BROKERS..............................................................................................34
   5.4      CONSENTS.............................................................................................35
   5.5      FINANCING............................................................................................35

ARTICLE 6 COVENANTS AND AGREEMENTS...............................................................................35

   6.1      ACCESS TO RECORDS AND PROPERTIES OF THE COMPANY......................................................35
   6.2      CONDUCT OF THE COMPANY...............................................................................36
   6.3      FINANCIAL INFORMATION................................................................................38
   6.4      EFFORTS TO CONSUMMATE................................................................................38
   6.5      NEGOTIATION WITH OTHERS..............................................................................39
   6.6      NOTICE OF PROSPECTIVE BREACH.........................................................................39
   6.7      PUBLIC ANNOUNCEMENTS.................................................................................39
   6.8      FILINGS..............................................................................................39
   6.9      [INTENTIONALLY LEFT BLANK]...........................................................................40
   6.10     LEAMAN AIR SERVICES, INC.............................................................................40
   6.11     HAMILTON BONUSES.....................................................................................40
   6.12     SENIOR NOTES.........................................................................................41
   6.13     [INTENTIONALLY LEFT BLANK]...........................................................................41
   6.14     ENVIRONMENTAL TRANSFER ACTS..........................................................................41
   6.15     WAIVERS..............................................................................................42
   6.16     ACCOUNTS PAYABLE, ACCRUED EXPENSES AND ACCOUNTS RECEIVABLE...........................................42
   6.17     NO TRANSFERS.........................................................................................42

ARTICLE 7 CONDITIONS.............................................................................................43

   7.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...........................................43
   7.2      CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER..........................................43
   7.3      CONDITIONS TO PURCHASER'S OBLIGATIONS TO EFFECT THE MERGER...........................................43
   7.4      CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS........................................................46

ARTICLE 8 INDEMNIFICATION........................................................................................46

   8.1      INDEMNIFICATION GENERALLY; ETC.......................................................................46
   8.2      ASSERTION OF CLAIMS..................................................................................47
   8.3      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.............................................................48
   8.4      ENVIRONMENTAL INDEMNIFICATION PROCEDURES.............................................................49
   8.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................53
   8.6      LIMITATIONS ON INDEMNIFICATION.......................................................................54
   8.7      LETTER OF CREDIT.....................................................................................54
   8.8      NO INDEMNIFICATION SET-OFFS..........................................................................55

ARTICLE 9 TERMINATION; EFFECT OF TERMINATION.....................................................................55

   9.1      TERMINATION..........................................................................................55
   9.2      EFFECT OF TERMINATION................................................................................56

ARTICLE 10 MISCELLANEOUS PROVISIONS..............................................................................57

   10.1     AMENDMENT............................................................................................57
   10.2     ENTIRE AGREEMENT.....................................................................................57
   10.3     SEVERABILITY.........................................................................................57
   10.4     BENEFITS OF AGREEMENT; ASSIGNMENT....................................................................58
   10.5     EXPENSES.............................................................................................58
   10.6     HEADING..............................................................................................58
   10.7     NOTICES..............................................................................................58
   10.8     COUNTERPARTS.........................................................................................59
   10.9     GOVERNING LAW........................................................................................60

   10.10    INCORPORATION OF EXHIBITS AND SCHEDULES..............................................................60
   10.11    INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.........................................60
   10.12    INTERPRETATION; CONSTRUCTION.........................................................................60
   10.13    REMEDIES.............................................................................................61
   10.14    WAIVER OF JURY TRIAL.................................................................................61

                            SCHEDULES AND EXHIBITS
                            ----------------------

         Schedule I           - Shareholders of the Company
         Schedule 3.1(a)      - Record Holders
         Schedule 3.1(b)      - Restrictions on Shares
         Schedule 3.1(d)      - Shareholder Indebtedness and Liabilities
         Schedule 3.2(c)      - Governmental Consents
         Schedule 3.2(e)      - Shareholder Agreements
         Schedule 4.1(a)      - Foreign Qualifications of the Company
         Schedule 4.1(b)      - Foreign Qualifications of Subsidiaries
         Schedule 4.1(c)      - Other Business and Trade Names
         Schedule 4.2         - Violations
         Schedule 4.3         - Consents
         Schedule 4.4(a)      - Capitalization of the Company
         Schedule 4.4(c)      - Warrants, Options, etc.
         Schedule 4.5(a)      - Subsidiaries
         Schedule 4.5(b)      - Capitalization of Subsidiaries
         Schedule 4.6(a)      - Material Adverse Changes
         Schedule 4.6(b)      - Intercompany Payments
         Schedule 4.6(c)      - Compensation
         Schedule 4.6(d)      - Accounting Methods
         Schedule 4.6(e)      - Customer Procedures
         Schedule 4.6(f)      - Expenditures
         Schedule 4.6(g)      - Assets
         Schedule 4.6(h)      - Breach of Section 6.2
         Schedule 4.7(a)      - Audited Balance Sheets
         Schedule 4.7(b)      - Unaudited Balance Sheets
         Schedule 4.7(c)      - Liabilities Required by GAAP
         Schedule 4.7(d)      - Prepayment
         Schedule 4.7(e)      - Indebtedness
         Schedule 4.7(f)      - Accounts Payable, Accrued Expenses and Accounts
                                Receivable
         Schedule 4.8         - Liabilities
         Schedule 4.9(a)      - Accounts Receivable and Notes Receivable
         Schedule 4.10        - Bank Accounts
         Schedule 4.11(a)     - Tax Returns
         Schedule 4.11(c)     - Tax Audits
         Schedule 4.12(a)     - Owned Tractors and Trailers
         Schedule 4.12(b)     - Leased Tractors and Trailers
         Schedule 4.12(c)     - Revenues from Independent Contractors
         Schedule 4.12(d)     - Encumbrances
         Schedule 4.13(a)     - Owned Real Property
         Schedule 4.13(b)     - Leased Real Property
         Schedule 4.13(c)     - Restrictions on Real Property
         Schedule 4.14(a)     - Intellectual Property

         Schedule 4.14(d)     - Intellectual Property Violations
         Schedule 4.14(e)     - Intellectual Property Claims
         Schedule 4.15(a)     - Material Contracts
         Schedule 4.16(a)     - Litigation
         Schedule 4.16(b)     - Litigation Payments
         Schedule 4.16(c)     - Litigation Recoverable Expenses
         Schedule 4.17(a)     - Permits
         Schedule 4.17(b)     - Compliance
         Schedule 4.18(a)     - Insurance
         Schedule 4.18(b)     - Insurance Defaults
         Schedule 4.19(a)     - Directors, Officers and Key Management
                                Employees
         Schedule 4.19(b)     - Drivers, Maintenance Employees, etc.
         Schedule 4.19(c)     - Amendments
         Schedule 4.19(d)     - Employment Agreements
         Schedule 4.19(e)     - Employee Payments
         Schedule 4.19(g)     - Related Party Transactions
         Schedule 4.19(i)     - Collective Bargaining Agreements
         Schedule 4.19(j)     - Labor Relations
         Schedule 4.19(l)     - Unfair Labor Practices
         Schedule 4.19(m)     - Joint Employer
         Schedule 4.19(n)     - Withdrawal Liability
         Schedule 4.19(p)     - Unfair Labor Practices and Material Adverse
                                Effect
         Schedule 4.20(a)     - Employee Plans
         Schedule 4.20(b)     - Administration of Employee Plans
         Schedule 4.21(a)     - Compliance with EHS Requirements of Law
         Schedule 4.21(b)     - EHS Permits
         Schedule 4.21(c)     - Material EHS Permits
         Schedule 4.21(d)     - Third Parties
         Schedule 4.21(e)     - Investigations
         Schedule 4.21(g)     - Notices
         Schedule 4.21(h)     - Releases
         Schedule 4.21(i)     - National Priorities List
         Schedule 4.21(j)     - Disposal of Contaminants
         Schedule 4.21(k)     - Transport of Contaminants
         Schedule 4.21(l)     - Migration of Contaminants
         Schedule 4.21(m)     - Underground Improvements
         Schedule 4.21(n)     - PCBs
         Schedule 4.21(o)     - Liabilities under EHS Requirements of Law
         Schedule 4.22        - Related Transactions
         Schedule 4.23(a)     - Independent Contractors
         Schedule 4.21(b)     - EHS Permits
         Schedule 4.30(a)     - Computer Products
         Schedule 4.30(b)     - Year 2000 Compliance
         Schedule 6.2(e)      - Anticipated Equipment
         Schedule 6.10(d)     - Leaman Air

         Schedule 6.12        - Senior Notes
         Schedule 7.3(p)(1)   - Consultants
         Schedule 7.3(p)(2)   - Conditions Causing EHS Damages
         Schedule 8.4(d)      - Neutral Third Parties
         Schedule 8.4(e)      - Certain EHS Damages


         Exhibit A   -  Form of Delaware Certificate of Merger
         Exhibit B   -  Form of Pennsylvania Articles of Merger
         Exhibit C   -  Articles of Incorporation of the Company
         Exhibit D   -  Form of Letter of Transmittal
         Exhibit E   -  Financing Letters
         Exhibit F   -  Restrictive Covenant Agreement
         Exhibit G   -  Waiver and Release

          AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 23, 1998, by and among PALESTRA ACQUISITION CORP., a Delaware corporation ("Purchaser"), CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (the
-----------
"Company"), and THE SHAREHOLDERS OF THE COMPANY NAMED ON SCHEDULE I ATTACHED
--------                                                 ----------
HERETO (each, a "Shareholder", and collectively, the "Shareholders").  Certain
                 -----------                          ------------
capitalized terms used herein are defined in Annex I hereto.
                                             -------

          WHEREAS, the Board of Directors of the Company has determined that it is fair and in the best interests of its shareholders for Purchaser to merge with and into the Company (the "Merger") pursuant to Section 252 of the Delaware
                                ------
General Corporation Law (the "Delaware Statute") and Subchapter C of Chapter 19
                              ----------------
of the Pennsylvania Business Corporation Law of 1988, as amended (the

"Pennsylvania Statute") upon the terms and subject to the conditions set forth
---------------------
herein;

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger, this Agreement and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's shareholders approve the Merger and this Agreement;

          WHEREAS, the parties have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the shareholders of the Company, to effect the Merger, as more fully described herein;

          WHEREAS, simultaneously with the execution hereof, the Company and certain of its employees are entering into letter agreements (the "Employment
                                                                   ----------
Agreements") with respect to the employment of such persons after the
----------
consummation of the Merger;

          WHEREAS, simultaneously with the execution hereof, the Company and all the Shareholders have entered into an agreement with respect to the appointment of a representative of the Shareholders (the "Shareholders Representative"), a
                                              ---------------------------
copy of which has been furnished to Purchaser; and

          WHEREAS, Purchaser, the Company and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                    GENERAL

    1.1   The Merger.
          ----------

          In accordance with, and subject to, the provisions of this Agreement, the Delaware Certificate of Merger in substantially the form of Exhibit A
                                                                ---------
attached hereto (the "Delaware Certificate of Merger"), the Delaware Statute,
                      ------------------------------
the Pennsylvania Articles of Merger in substantially the form of Exhibit B
                                                                 ---------
attached hereto (the "Pennsylvania Articles of Merger") and the Pennsylvania
                      -------------------------------
Statute, Purchaser shall be merged with and into the Company, which, at and after the Effective Time, shall be and is hereinafter sometimes referred to as the "Surviving Corporation." Purchaser and the Company are hereinafter
     ---------------------
sometimes collectively referred to as the "Constituent Corporations."
                                           ------------------------

    1.2   Effective Time of the Merger.
          ----------------------------

          The Merger shall become effective on the Closing Date upon the filing by the Surviving Corporation of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware. The Delaware Certificate of Merger shall be executed and delivered in the manner provided under the Delaware Statute. The Pennsylvania Articles of Merger shall be executed and delivered in the manner provided under the Pennsylvania Statute and filed with the Secretary of State of the Commonwealth of Pennsylvania concurrently with the filing of the Delaware Certificate of Merger. The time when the Merger shall become effective is referred to herein as the "Effective Time."
                              --------------

    1.3   Effect of the Merger.
          --------------------

          Except as specifically set forth herein or in the Pennsylvania Articles of Merger, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties (collectively, the "Corporate Rights") of the Company shall continue in effect and be unimpaired by the Merger, and the Corporate Rights of Purchaser shall be merged with and into the Company, which shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, the separate existence and corporate organization of Purchaser shall cease, and Purchaser shall be merged with and into the Surviving Corporation.

    1.4   Charter, By-Laws, Officers and Directors of Surviving Corporation.
          -----------------------------------------------------------------

          From and after the Effective Time, the articles of incorporation, as amended, of the Company shall be amended and restated in their entirety to read as set forth in Exhibit C hereto (the "Company's Charter") and, as so amended,
                ---------              -----------------
the Company's Charter shall be the articles of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Pennsylvania Statute; the by-laws of Purchaser shall become the by-laws of the Surviving Corporation (the "Company's By-Laws"), unless and until altered, amended or
                  -----------------
repealed as provided in the Pennsylvania Statute, the Company's Charter or such By-laws; and the officers and directors of Purchaser shall become the officers and directors of the Surviving Corporation, respectively, unless and until removed or until their respective terms of office shall have expired in accordance with the Pennsylvania Statute, the Company's Charter or the Company's By-Laws, as applicable.

    1.5   Taking of Necessary Action; Further Assurances.
          ----------------------------------------------

          Prior to the Effective Time, and subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

    1.6   Authorization of the Merger, this Agreement, the Delaware Certificate
          ---------------------------------------------------------------------
          of Merger and the Pennsylvania Articles of Merger.
          -------------------------------------------------

     (a) Prior to or simultaneously with the execution and delivery of this Agreement, the Shareholders shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the Pennsylvania Articles of Merger, the Delaware Certificate of Merger, and Related Documents and consummation of the transactions contemplated hereby, as required by the Delaware Statute and the Pennsylvania Statute.

     (b) Prior to or simultaneously with the execution and delivery of this Agreement, Purchaser shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the Delaware Certificate of Merger, the Pennsylvania Articles of Merger, the Related Documents and the consummation of the transactions contemplated hereby, as required by the Delaware Statute and the Pennsylvania Statute.

     (c) The Company shall take, and the Shareholders shall cause the Company to take, as promptly as practicable, all such other actions as may be necessary or advisable under the Delaware Statute, the Pennsylvania Statute and any other applicable law or regulation in connection with this Agreement, the Merger, the Delaware Certificate of Merger or the Pennsylvania Articles of Merger. The Company shall prepare and distribute any written notice or other materials relating to the Shareholders' action contemplated by Section 1.6(a) required to be delivered pursuant to the Company's articles of incorporation, the Company's by-laws, the Delaware Statute, the Pennsylvania Statute or any other Federal or state law applicable to this Agreement, the Merger, the Delaware Certificate of Merger, the Pennsylvania Articles of Merger, the Related Documents or the Shareholders' action (collectively, the "Shareholders' Materials"); provided,
                                                                    --------
however, that Purchaser and its counsel shall have a reasonable opportunity to
-------
review all Shareholders' Materials and all Shareholders' Materials shall be reasonably satisfactory in form and substance to Purchaser and its respective counsel.

    1.7   The Closing.
          -----------

          The closing of the transactions contemplated hereby (the "Closing") will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII or such other date to be mutually agreed upon by the parties(the "Closing Date"). On the Closing Date, the Surviving
                         ------------
Corporation shall file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the Pennsylvania Articles of Merger with the Pennsylvania Secretary of State pursuant to Section 1.2 hereof. The Closing shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties.

                                   ARTICLE 2

                                EFFECT OF MERGER

    2.1   Purchase Price; Effect on Capital Stock.
          ---------------------------------------

     (a) Subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h), the aggregate purchase price payable at the Closing hereunder for the issued and outstanding capital stock of the Company shall be equal to the Merger Consideration minus the Net Transaction Expenses, plus with respect to George McFadden, the consideration set forth in Section 6.10 hereof.

     (b) The manner and basis of converting, exchanging or canceling the shares of capital stock of each of the Constituent Corporations into or for cash (or the contingent right to receive cash) or securities of the Surviving Corporation shall be as follows:

           (i) each share of common stock, $.01 par value, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation;

           (ii) each Share issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company (whether as treasury stock or otherwise) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be delivered in exchange therefor;

           (iii) each Merger Share held by the Shareholders (other than the Merger Shares held by David R. Hamilton and the Merger Shares held by David
     M. Boucher) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding and be converted into the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to a portion of the Merger Consideration determined as follows:

               (A) multiply the Merger Consideration by such Shareholder's Common Equity Percentage to determine the "Base Merger Consideration" for such Shareholder;

               (B) subtract from the Base Merger Consideration for such Shareholder, an amount equal to the sum of (x) the Hamilton Special Merger Consideration multiplied by such Shareholder's Common Equity Percentage, plus (y) the Boucher Special Merger

     Consideration multiplied by such Shareholder's Common Equity Percentage, plus (z) the Net Transaction Expenses multiplied by such Shareholders' Percentage of Merger Consideration, in order to determine such Shareholder's portion of the Merger Consideration;

           (iv) each Merger Share held by David R. Hamilton shall, by virtue of the Merger and without any action on the part of Mr. Hamilton, cease to be outstanding and shall be converted into the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to a portion of the Merger Consideration determined as follows:

               (A) multiply the Merger Consideration by such Shareholder's Common Equity Percentage to determine the "Base Merger Consideration" for such Shareholder;

               (B) add to the Base Merger Consideration for such Shareholder, an amount equal to the Hamilton Special Merger Consideration (such sum, collectively, the "Hamilton Adjusted Merger Consideration");

               (C) subtract from the Hamilton Adjusted Merger Consideration, an amount equal to the sum of (x) the Boucher Special Merger Consideration multiplied by Mr. Hamilton's Common Equity Percentage, plus (y) the Net Transaction Expenses multiplied by Mr. Hamilton's Percentage of Merger Consideration, in order to determine such Shareholder's portion of the Merger Consideration;

           (v) each Merger Share held by David M. Boucher shall, by virtue of the Merger and without any action on the part of Mr. Boucher, cease to be outstanding and shall be converted into the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to a portion of the Merger Consideration determined as follows:

               (A) multiply the Merger Consideration by such Shareholder's Common Equity Percentage to determine the "Base Merger Consideration" for such Shareholder;

               (B) add to the Base Merger Consideration for such Shareholder, an amount equal to the Boucher Special Merger Consideration (such sum, collectively, the "Boucher Adjusted Merger Consideration");

               (C) subtract from the Boucher Adjusted Merger Consideration, an amount equal to the sum of (x) the Hamilton Special Merger Consideration multiplied by Mr. Boucher's Common Equity Percentage plus (y) the Net Transaction Expenses multiplied by such Shareholder's Percentage of Merger Consideration, in order to determine such Shareholder's portion of the Merger Consideration;

           (vi) each authorized but unissued share of Company Common Stock immediately prior to the Effective Time shall be canceled.

     (c) Notwithstanding the foregoing, all or a portion of the Merger Shares held by certain Shareholders shall not be converted into cash, but in lieu thereof shall be converted into common stock of MTL (the "MTL Stock") in
                                                          ---------
accordance with the provisions of the Employment Agreements entered into by such Shareholders.

     2.2  Delivery of Funds; Surrender of Certificates.
          --------------------------------------------

     (a) At the Effective Time, upon surrender by the Shareholders to the Surviving Corporation of the certificates which, immediately prior to the Effective Time, represented Shares, the Surviving Corporation shall deposit with the Transfer Agent for the benefit of the holders of the Shares, for payment in accordance with this Article II, the funds necessary to pay the Merger Consideration (taking into consideration the MTL Stock and subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h)).

     (b) Each holder of an outstanding certificate or certificates which prior thereto represented Merger Shares, upon surrender at, or as soon as practicable after, the Effective Time of the Merger (as the case may be) to the Transfer Agent of such certificate or certificates (together with a letter of transmittal signed by such holder in substantially the form of Exhibit D attached hereto),
                                                   ---------
shall be entitled to the amount of cash into which the number of Merger Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement (taking into consideration the MTL Stock and subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h)). The Transfer Agent shall accept such certificates and such letter of transmittal upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Merger Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. If cash is to be remitted to a name other than that in which the certificate for Merger Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each certificate for Merger Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration for each Merger Share.

     (c) No dividends or other distributions with respect to Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any certificate for Shares not surrendered with respect to the Shares represented thereby.

     (d) All cash paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificates.

     (e) Any cash deposited with the Transfer Agent pursuant to this Section
2.2 (the "Exchange Fund") which remains undistributed to the holders of the
          -------------
certificates representing Shares 180 days after the Effective Time of the Merger shall be delivered to the Surviving Corporation at such time and any holders of Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash.

     (f) Neither Purchaser nor the Company shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (g) The Company shall invest any cash included in the Exchange Fund, as directed by Purchaser, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Purchaser shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES ABOUT THE SHAREHOLDER

          Each Shareholder represents and warrants (severally as to such Shareholder only) to Purchaser as follows:

    3.1 Title to the Shares.
        -------------------

     (a) Such Shareholder is the lawful owner, of record and beneficially, of those Shares set forth opposite his, her or its name on Schedule 3.1(a) and has
                                                        ---------------
good and marketable title to such Shares.

     (b) Except to the extent set forth on Schedule 3.1(b), (i) such
                                             ---------------
Shareholder owns such Shares free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto, (ii) such Shareholder is not the subject of any bankruptcy, reorganization or similar proceeding and (iii) except for this Agreement and any agreements entered into pursuant hereto, there are no agreements or understandings between such Shareholder and any other Person with respect to the acquisition, disposition, transfer, registration or voting of or any other matters in any way pertaining or relating to any of the capital stock of the Company.

     (c) Such Shareholder does not have any right whatsoever to receive or acquire any additional capital stock of the Company.

     (d) Schedule 3.1(d) sets forth a schedule of all Indebtedness and
           ---------------
Liabilities owing by each Shareholder to the Company and each Subsidiary, all of which, except as otherwise set forth in this Agreement shall be fully satisfied at or prior to the Effective Time.

    3.2 Authority; Noncontravention; Consents.
        -------------------------------------

     (a) Such Shareholder has the full and absolute right, capacity, power and authority to enter into this Agreement and each Related Document to which such Shareholder is or will be a party; this Agreement and each Related Document to which such Shareholder is or will be a party has been, or upon the execution and delivery thereof will be, duly and validly executed and delivered by such Shareholder; and this Agreement and each Related Document is, or upon the execution and delivery thereof will be, the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

     (b) None of the execution, delivery or performance by such Shareholder of this Agreement or the Related Documents to which such Shareholder is or will be a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any benefit under, any term, condition or provision of any Contract to which such Shareholder is a party, or by which such Shareholder or its assets may be bound, except for any conflict, violation, default, termination, amendment, cancellation or acceleration that is not material, or (ii) violate any Law applicable to such Shareholder, which conflict or violation could prevent the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which such Shareholder is or will be a party or result in an Encumbrance on or against any assets, rights or properties of such Shareholder, or on or against any capital stock of the Company, or give rise to any claim against the Company or Purchaser.

     (c) Except as set forth on Schedule 3.2(c) or otherwise contemplated by
                                  ---------------
this Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or the Related Documents to which such Shareholder is or will be a party or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

     (d) The Company's execution and delivery of this Agreement and each Related Document to which it is a party, and performance by the Company of its obligations hereunder and thereunder are hereby duly and validly authorized and approved by such Shareholder.

     (e) Except as set forth on Schedule 3.2(e), no Shareholder is party to or
                                  ---------------
bound by any agreement, arrangement or understanding with any other Shareholder, except for (i) agreements to which the Company is a party and (ii) agreements with respect to which no party to, or beneficiary of, is expected to be an employee or officer of the Company at or immediately after the Effective Time.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

          The Company represents and warrants to Purchaser as follows:

    4.1 Organization, Power, Authority and Good Standing.
        ------------------------------------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing to transact business as a foreign corporation in those jurisdictions set forth on Schedule
                                                                      --------
4.1(a), which constitute all the jurisdictions in which the character of the
------
property owned, leased or operated by such entity or the nature of the business or activities conducted by such entity makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Purchaser has been furnished with true, correct and complete copies of the Company's Charter and the Company's By-Laws, in each case as amended and in effect on the date hereof.

     (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. Each Subsidiary is duly qualified and in good standing to transact business as a foreign corporation in those jurisdictions set forth on Schedule
                                                                      --------
4.1(b), which constitute all the jurisdictions in which the character of the
------
property owned, leased or operated by such entity or the nature of the business or activities conducted by such entity makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Purchaser has been furnished with true, correct and complete copies of the organizational documents of each Subsidiary, including all certificates or articles of incorporation, formation, or partnership, all bylaws, partnership agreements, operating agreements, limited liability company agreements or other organizational documents, in each case as amended and in effect on the date hereof.

     (c) Except as set forth on Schedule 4.1(c), neither the Company nor any
                                  ---------------
Subsidiary has (i) within the last three years, engaged in any business other than the Business and (ii) used within the last three years any other trade name or assumed names.

    4.2 Authorization, Execution and Enforceability.
        -------------------------------------------

          The Company has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Company's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of the Company and its Shareholders, and this Agreement and each Related Document to which the Company is or will be a party has been, or upon the execution and delivery thereof will be, duly and validly executed and delivered by the Company and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company, enforceable against the Company, as the case may be, in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally. Except as set forth on Schedule 4.2 or as otherwise contemplated by this Agreement,
             ------------
neither the Company's execution and delivery of, and/or performance of its obligations under, this Agreement or the Related Documents to which it is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or result in the creation of an Encumbrance upon any of the Company's assets as a result of, any Laws applicable to the Company or any of its properties or assets or (b) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of contingent payment, termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of the Company, under, any provision of the Company's Charter or the Company's By-laws or any Permit, Order or Material Contract to which it is a party or by which it or any of its assets or properties is or may be bound.

    4.3 Consents.
        --------

        Except as set forth on Schedule 4.3, no consent, approval, Permit,
                               ------------
Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity is required in connection with the execution, delivery and performance by the Company or any Subsidiary of this Agreement or any Related Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

    4.4 Capitalization.
        --------------

     (a) The authorized capital stock of the Company consists of 3,500,000 shares, of which (i) 3,000,000 are designated as Common Stock, par value $2.50 per share and (ii) 500,000 are designated as Preferred Stock, no par value per share, of which (A) 130 shares are designated as Series A Preferred Stock, (B) 151 shares are designated as Series B Cumulative Convertible Preferred Stock and
(C) 302 shares are designated as Series C Cumulative Preferred Stock. Schedule
                                                                      --------
4.4(a) sets forth a true, correct and complete list of the owners of all issued
------
and outstanding shares of Common Stock, Series A Preferred Stock, Series B Cumulative Convertible Preferred Stock and Series C Cumulative Preferred Stock (setting forth the number of each such shares owned by each such owner). All issued and outstanding shares set forth in such Schedule have been duly and validly issued and are fully paid and nonassessable and are owned of record and beneficially by the persons set forth in such Schedule. Prior to the Effective

Time, all of the Series B Cumulative Convertible Preferred Stock shall have been converted into Common Stock.

     (b) [Intentionally Left Blank.].

     (c) Except as set forth on Schedule 4.4(c), there are no securities
                                ---------------
presently outstanding, that are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights or arrangements obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding. Except as set forth on Schedule 4.4(c) or
                                                            ---------------
as otherwise contemplated by this Agreement, there are no Contracts, commitments, arrangements, understandings or restrictions to which the Company, the Shareholders or to the Best Knowledge of the Company any other Person is bound relating in any way to any shares of capital stock or other securities of the Company.

     (d) Other than the Notes (as defined below), which have been registered under the Securities Act, all securities issued by the Company have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has complied in all material respects with the Securities Act and all applicable state securities or "blue sky" laws in connection with the issuance of any such securities.

    4.5 Subsidiaries; Investments.
        -------------------------

     (a) Schedule 4.5(a) sets forth a true, correct and complete list of each
           ---------------
Subsidiary of the Company and the percentage of the voting securities and total equity interests of such Subsidiary owned by the Company (or one or more of its Subsidiaries) and each other holder thereof. Except as set forth on such Schedule, the Company does not own or hold, directly or indirectly, any equity interest in any Person. All of the voting securities and equity interests set forth on Schedule 4.5(a) are owned of record and beneficially by the Company or
         ---------------
one of its Subsidiaries, free and clear of all Encumbrances. All equity interests of the Subsidiaries are fully paid, nonassessable and not subject to preemptive rights.

     (b) The authorized capital stock of each Subsidiary is as set forth in
Schedule 4.5(b).
---------------

     4.6  Absence of Changes.
          ------------------

          Since the Latest Balance Sheet Date, the Company and each Subsidiary has been operated in the ordinary course, consistent with past practice, and there has not been:

     (a) except as set forth in Schedule 4.6(a), any change in the business,
                                ---------------
operations, assets, condition (financial or otherwise), operating results or Liabilities which has had or is reasonably likely to have a material adverse effect on the Company and its Subsidiaries

(taken as a whole) or any material casualty loss or damage to the assets of the Company or any Subsidiary, whether or not covered by insurance (a "Material
                                                                   --------
Adverse Change");
--------------

     (b) except for intercompany payments in the ordinary course of business or as set forth in Schedule 4.6(b), any declaration, setting aside or payment of
                   ---------------
any distribution with respect to any shares of capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature outside the ordinary course of business to any Affiliate of the Company whether or not on or with respect to any shares of capital stock of the Company owned by such Affiliate (excluding salaries and benefits in ordinary course consistent with past practices at rates equal to those in effect on the Latest Balance Sheet
Date);

     (c) except as set forth in Schedule 4.6(c), any general uniform increase
                                ---------------
in the compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Company or any Subsidiary, or any increase in any such compensation payable to any officer, director or key management employee;

     (d) except as set forth in Schedule 4.6(d), any change in the tax or
                                ---------------
other accounting methods or practices followed by the Company or any Subsidiary, any change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

     (e) except as set forth in Schedule 4.6(e) any material change in the
                                ---------------
manner in which products or services of the Company or any Subsidiary are marketed (including, without limitation, any material change in prices), any material change in the manner in which the Company or any Subsidiary extends discounts or credit to customers or any material change in the manner or terms by which the Company or any Subsidiary collects its accounts receivable or otherwise deals with customers;

     (f) except as set forth in Schedule 4.6(f), any failure by the Company or
                                ---------------
any Subsidiary to make scheduled capital expenditures or investments or any failure to pay trade accounts payable or any other Liability of the Company or any Subsidiary in the ordinary course consistent with past practices;

     (g) except as set forth in Schedule 4.6(g), neither the Company nor any
                                ---------------
Subsidiary has sold, leased, licensed, mortgaged or otherwise encumbered or subjected to any Encumbrance or otherwise disposed of its properties or assets, except (i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) and (iii) where the amount of such sales does not exceed, individually or in the aggregate, $250,000;

     (h) except as set forth in Schedule 4.6(h), neither the Company nor any
                                ---------------
Subsidiary has taken any action that would result in a breach of Section 6.2 if such action was taken after the date hereof; or

     (i) any entry into any agreement or understanding, whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (h).

    4.7 Financial Information.
        ---------------------

     (a) Schedule 4.7(a) contains true, correct and complete copies of the
         ---------------
audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, 1996 and 1997 (each an "Audited Balance Sheet Date"), and the
                                           --------------------------
related audited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal years then ended, including the footnotes thereto, as audited by (and together with the report of their audit) Arthur Andersen LLP (all of foregoing being hereinafter collectively called the "Audited Financial Statements").
 ----------------------------

     (b) Schedule 4.7(b) contains true, correct and complete copies of the
         ---------------
unaudited consolidated balance sheets of the Company and its Subsidiaries as of April 5, 1998 (the "Latest Balance Sheet") and the related unaudited
                    --------------------
consolidated statements of operations and cash flows of the Company and its Subsidiaries for the year-to-date period then ended (all of foregoing being hereinafter collectively called the "Unaudited Financial Statements").
                                     ------------------------------

     (c) The Audited Financial Statements and the Unaudited Financial
Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments. Except as set forth on Schedule 4.7(c),
                                                     ---------------
liabilities set forth on the Latest Balance Sheet, and liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet (the "Latest Balance Sheet
                                                          --------------------
Date"), neither the Company nor any of its Subsidiaries has any Liabilities of
----
any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto. Management of the Company has no reason to believe that with respect to its and its Subsidiaries' long-lived assets and intangible assets which are subject to Financial Accounting Standards No. 121, as of December 31, 1997, the undiscounted future cash flows related to such assets did not exceed the carrying values thereof recorded as of such date, as required by GAAP.

     (d) Except as set forth in Schedule 4.7(d), all Indebtedness of the
                                ---------------
Company and each Subsidiary may be prepaid in whole or in part at any time and from time to time without premium or penalty. Schedule 4.7(d) sets forth a
                                              ---------------
schedule of all such prepayment premiums and penalties.

     (e) Schedule 4.7(e) sets forth a true, correct and complete schedule of
         ---------------
the consolidated Indebtedness owed, as of the date hereof, by the Company and its Subsidiaries to any third party (determined in accordance with GAAP consistently applied), which schedule shall (i) identify the lender or lenders and the aggregate principal amount outstanding and interest in respect thereof,
(ii) set forth the aggregate principal amount of Indebtedness owed in respect of each tractor or trailer (if applicable) set forth in Schedule 4.12(a) or the net present value of all future lease payments owed in respect of each tractor or trailer (if applicable) set forth in Schedule 4.12(b) and (iii) set forth an amortization schedule of all future principal payments in respect of such Indebtedness and/or all future lease payments (identifying the portion attributable to financing in respect of the tractors and trailers and the portion attributable to other financing).

     (f) Schedule 4.7(f) sets forth a true, correct and complete summary of
         ---------------
all consolidated accounts payable, accrued expenses and accounts receivable of the Company and its Subsidiaries as of the end of each of the three months ended immediately prior to the date hereof, which schedule shall set forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable and accrued expenses) and the amount owed by or owing to such account debtor or account creditor (identifying the portion of such amount that is current, 30, 60, 90 and more than 90 days past due).

    4.8 Absence of Undisclosed Liabilities.
        ----------------------------------

          Neither the Company nor any Subsidiary has any Liability except (i) as set forth in Schedule 4.8, (ii) those Liabilities reflected or reserved against
             ------------
on the Latest Balance Sheet, (ii) Liabilities under the Contracts to which it is party (excluding Liabilities resulting from any breach thereof) and (iv) Liabilities incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date (other than any such Liability arising from breach of contract, breach of warranty, tort, infringement, or violation of any Law or any Proceeding). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) of or affecting the Company or any Subsidiary which are not adequately provided for or disclosed on the Latest Balance Sheet or in the notes thereto, in each case, to the extent required by GAAP. Except as set forth on Schedule 4.8, neither the Company nor
                                          ------------
any Subsidiary has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including without limitation any obligation for corrective or remedial action relating to EHS Requirements of Law.

    4.9 Accounts and Notes Receivable.
        -----------------------------

     (a) Except as set forth on Schedule 4.9(a), all the accounts receivable
                                ---------------
and notes receivable owing to the Company or any Subsidiary as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business. Except to the extent reflected in reserves on the consolidated books of the Company, there are no known or asserted claims, refusals to pay or other rights of set-off against any such accounts or notes receivable. Except as set forth on Schedule 4.9(a), there is
                                                      ---------------
(i) no account debtor or note debtor that has refused or, to the Best Knowledge of the Company, threatened to refuse to pay its obligations to the Company or any Subsidiary for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $25,000.00 per account debtor or $100,000.00 in the aggregate) and (ii) to the Best Knowledge of the Company, no account debtor or note debtor that owes the Company amounts in excess of $25,000.00 in the aggregate that is insolvent or bankrupt.

     (b) For purposes of Section 4.9(a), accounts receivable or notes receivable owing to Pickering Way Funding Trust shall be deemed to be accounts receivable or notes receivable owing to the Company or a Subsidiary, as the case may be.

    4.10  Bank Accounts; Powers of Attorney.
          ---------------------------------

              Schedule 4.10 sets forth a true, correct and complete list of (i)
              -------------
all bank accounts and safe deposit boxes of the Company and each Subsidiary and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company or any Subsidiary and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company or any Subsidiary which are terminable at will).

    4.11  Tax Matters.
          -----------

     (a) Except as set forth on Schedule 4.11(a):  (i) the Company and (ii)
                                ----------------
each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is or has
                                       ----
been a member ("Tax Affiliate"), for the years that it was a Tax Affiliate of
                -------------
the Company:

           (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

           (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and all Tax Returns filed on behalf of the Company and each Tax Affiliate were complete and correct in all material respects; and

           (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (b) The Company has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of the Company through the date hereof for the periods ending on and after December 31, 1994.

     (c) Except as set forth in Schedule 4.11(c):

           (i) since December 31, 1997, neither the Company nor any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company or to the Best Knowledge of the Company any Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitation have been given or requested with respect to the Company or to the Best Knowledge of the Company any Tax Affiliate (for the years that it was a Tax Affiliate of the Company); no Tax liens have been filed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company); no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or to the Best Knowledge of the Company any Tax Affiliate (for the years that it was a Tax Affiliate of the Company);

           (ii) full and adequate accrual has been made (A) on the Latest Balance Sheet, and the books and records of the Company and each Subsidiary for all Taxes currently due and all deferred Taxes not yet due and payable by the Company and each Subsidiary, respectively, as if they were stand-alone corporations for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company and each Subsidiary for all Taxes payable by the Company and each Subsidiary, respectively, as if they were stand-alone corporations for all periods beginning after the Latest Balance Sheet Date;

           (iii) neither the Company nor any Subsidiary has incurred any Liability for Taxes from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

           (iv) neither the Company nor any Subsidiary has (A) made an election (or had an election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a
        ----------------------
     "personal holding company" within the meaning of Section 542 of the Code;
      ------------------------

           (v) the Company and each Subsidiary has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

           (vi) neither the Company nor any Subsidiary has any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either the Company or any Subsidiary has been bound have been terminated;

           (vii) neither the Company nor any Subsidiary has incurred any Liability to make any payments either alone or in conjunction with any other payments in connection with the transactions contemplated hereby or otherwise that:

               (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or
        -----------------
     any corresponding provision of state, local or foreign income Tax Law); or

               (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

           (viii) neither the Company nor any Subsidiary has agreed to (nor has any other person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company;

           (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction;

           (x) the consummation of the transactions hereunder will not trigger the realization or recognition of intercompany gain or income to the Company under the Federal consolidated return regulations with respect to Federal, state, or local taxes;

           (xi) none of the Shareholders are foreign Persons within the meaning of (S) 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and Purchaser has been furnished with a true and accurate certificate of the Company so stating which complies in all respects with
     (S) 1.1445-2(b)(1) of such rules and regulations; and

           (xii) The Company is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation" and, therefore, the Shares are not "U.S. real property interests," as such terms are defined in Section 897 of the Code.

    4.12  Title to Assets, Properties and Rights and Related Matters.
          ----------------------------------------------------------

     (a) Schedule 4.12(a) sets forth a true, correct and complete list, as of
         ----------------
the Latest Balance Sheet Date, of all tractors and trailers owned by the Company and each Subsidiary, including the net book value of such assets and the following information with respect to each such tractor and/or trailer:

           (i) the net book value of such tractor or trailer as of the Latest Balance Sheet Date, determined in accordance with GAAP;

           (ii) the date of purchase and the age of such tractor or trailer;

           (iii)  the purchase price of such tractor or trailer; and

           (iv) the revenues for the twelve months ended on the Latest Balance Sheet Date derived from such tractor or trailer (to the extent applicable), determined from the Company's books and records.

     (b) Schedule 4.12(b) sets forth a true, correct and complete list as of
         ----------------
the Latest Balance Sheet Date of all tractors and trailers leased by the Company and each Subsidiary, and the following information with respect to each such tractor and/or trailer:

           (i) the net book value of such tractor or trailer as of the Latest Balance Sheet Date;

           (ii) the date of delivery and the age of such tractor or trailer; and

           (iii) the revenues for the twelve months ended on the Latest Balance Sheet Date derived from such tractor or trailer (to the extent applicable), determined from the Company's books and records.

     (c) Schedule 4.12(c) set forth a list of the revenues derived from each
         ----------------
tractor operated by an Independent Contractor for the three month period ended April 5, 1998, determined from the Company's books and records.

     (d) The Company and/or one of its Subsidiaries has good and marketable title to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except inventory or other property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable to the extent collected subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 4.12(d) and Permitted Encumbrances. Such assets comprise all of the
   ----------------
assets necessary or required for the conduct of the Business as currently conducted.

     (e) Such assets are in good operating condition and repair (normal wear and tear excepted), and are not subject to any condition which materially interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof by the Company or its Subsidiary to the lessors thereunder on the date hereof without any cost or expense for repair or restoration if the terms of the related leases expired on the date hereof in the ordinary course of business. With respect to tank trailers, facilities and tractors, such assets are free from all structural flaws and design and engineering deficiencies which would materially reduce the useful life of such assets, except for reasonable wear and tear and except for items which have been written down in the Audited Financial Statements or the Unaudited Financial Statements (as the case may be).

    4.13  Real Property--Owned or Leased.
          ------------------------------

     (a) Schedule 4.13(a) contains a true, correct and complete list, as of
         ----------------
the date hereof, by location of all of the real property owned by Company or any of its Subsidiaries (the "Owned Property"), including the name of the owner
                          --------------
thereof. All Owned Property is located in the United States and, except as set forth on Schedule 4.13(a), is owned by the Company or one of its wholly owned
         ----------------
Subsidiaries free and clear of all Encumbrances except Permitted Encumbrances. There are no rights of first refusal or other options to purchase any parcel of Owned Property or any portion or interest therein.

     (b) Schedule 4.13(b) contains a true, correct and complete list, as of
         ----------------
the date hereof, by location of all of the real property leased by the Company or any Subsidiary subject to one or more leases (the "Leased Property"),
                                                      ---------------
including the names of the lessor and the lessee. The Company or such Subsidiary is the owner and holder of all the leasehold estates purported to be granted by such leases.

     (c) The Leased Property and the Owned Property constitute all real property used or occupied by the Company or any Subsidiary of the Company in connection with the Business. Except as set forth on Schedule 4.13(c): (i) no
                                                      ----------------
portion thereof is subject to any pending condemnation Proceeding or Proceeding by any Governmental Entity and, to the Best Knowledge of the Company, there is no threatened condemnation or Proceeding with respect thereto; (ii) the physical condition of each of the Owned Property and the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted and as proposed by the Company to be conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course; (iii) there are no Contracts, written or oral, to which the Company or any Affiliate thereof is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Property or the Owned Property; (iv) there are no parties (other than the Company or their lessees disclosed pursuant to clause (iii) above) in possession of either the Leased Property or the Owned Property and (v) no notice of any increase in the assessed valuation of either the Leased Property or the Owned Property and no notice of any contemplated special assessment has been received by the Company and to the Best Knowledge of the Company, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Property or any of the Owned Property.

    4.14  Intellectual Property.
          ---------------------

     (a) Schedule 4.14(a) sets forth a true, correct and complete list, as of
         ----------------
the date hereof, of all patents, trademarks, service marks and copyrights licensed by or registered or filed for by the Company or any Subsidiary (other than readily-available off-the-shelf software licensed by the Company or any Subsidiary).

     (b) The Company or one of its Subsidiaries owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of (excluding readily available off-the-shelf software), all Intellectual Property Rights purported to be owned by the Company or any Subsidiary and necessary or required for the conduct of the Business (the "Owned
                                                                           -----
Requisite Rights"), including "Qualawash", "Chemshuttle", "Bulkmodal",
----------------
"Continuous Improvement Drives Our Success", "C Chemical Tank Lines Inc. and Design", "C and Design" and "Fleet (stylized)". The Company has the right to use all other Intellectual Property Rights used by it, for which the Company has a valid license (collectively, the "Licensed Requisite Rights"; and, together
                                    -------------------------
with the Owned Requisite Rights, the "Requisite Rights").  The Company's rights
                                      ----------------
to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

     (c) The Company and each Subsidiary have taken reasonable and practicable steps designed to safeguard and maintain (i) the secrecy and confidentiality of Confidential or Proprietary Information and (ii) the proprietary rights of the Company in all of its Owned Requisite Rights;

     (d) Except as set forth on Schedule 4.14(d), neither the Company nor any
                                ----------------
Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person and has complied in all material respects with all applicable Laws relating to unfair competition, and neither the Company nor any Subsidiary has received from any Person in the past three years any notice, charge, complaint, claim or assertion thereof; and

     (e) Except as set forth on Schedule 4.14(e), the Company has not sent to
                                ----------------
any Person or otherwise communicated to any Person, in the past three years, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Company by such other Person or any acts of unfair competition by such other Person, nor to the Best Knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

    4.15  Agreements, No Defaults, Etc.
          -----------------------------

     (a) Schedule 4.15(a) sets forth a true, correct and complete list, as of
         ----------------
the date hereof, of all Contracts to which the Company or any Subsidiary, or any of their Affiliates, is a party or by which any of their respective assets or properties are bound that (i) involves payment over the remaining term (without regard to any early termination or cancellation rights) of such Contract of more than $50,000 or requires the Company and/or its Subsidiaries, or any of their Affiliates, to provide goods or services with a value of more than $50,000, (ii) evidences or provides for any Indebtedness of the Company or any Subsidiary, or any of their Affiliates, or any Encumbrance securing such Indebtedness, (iii) guarantees the performance, liabilities or obligations of any other Person, (iv) restricts the Company or any Subsidiary, or any of their Affiliates, from engaging in any line of business, (v) provides for the payment of commissions or fees in respect of the sale, distribution or marketing of products or services of the Company or any Subsidiary, or any of their Affiliates (including forms of contracts of with Independent Contractors), (vi) are with any current officer, director, Affiliate or "associate" (as defined in Rule 12b-2 under the Exchange
Act), (vii) relate to the ownership, leasing, licensing or use of real property or any Intellectual Property Right, (viii) relate to any proposed Alternative Transaction (as defined below) as to which discussions have not been terminated prior to the date hereof, including all Contracts containing confidentiality, standstill, non-solicitation or similar provisions, (ix) are otherwise material to the business, financial condition or results of operations of the Company and its Subsidiaries, or any of their Affiliates, taken as a whole (collectively, "Material Contracts").
-------------------

     (b) Neither the Company nor any Subsidiary, nor any of their Affiliates, is and, to the Best Knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition affecting the Company or any Subsidiary, or to the Best Knowledge of the Company, other parties to such Material Contracts which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound. Each Material Contract constitutes a valid and binding obligation of the Company and/or Subsidiary, or any of their Affiliates, party thereto and, to the Best Knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally.

     (c) To the Best Knowledge of the Company, each party to each Material Contract (other than the Company and its Subsidiaries) has all Permits necessary or advisable for the conduct of its business and to the Best Knowledge of the Company there are no adverse claims, suits, actions, Proceedings or investigations pending or threatened against such Person, in each case, relating to such Material Contract or services.

    4.16  Litigation, Etc.
          ----------------

     (a) Except as disclosed on Schedule 4.16(a), there are no (i) Proceedings
                                ----------------
pending or, to the Best Knowledge of the Company, threatened against the Company, whether at law or in equity, whether civil or criminal in nature, or
(ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against the Company.

     (b) Schedule 4.16(b) sets forth a true, correct and complete list of each
         ----------------
matter described in Section 4.16(a) that was in existence within the last three
                    ---------------
years that resulted in any criminal sanctions or payments in excess of $100,000.00 by the Company (whether as a result of a judgment, civil fine, settlement or otherwise).

     (c) To the Best Knowledge of the Company, the Company is entitled to recover the amounts set forth in Schedule 4.16(c) in respect of legal fees and
                                 ----------------
other expenses related to the litigation matter described in such Schedule, there are no rights of set-off with respect to such amounts, and all of such sums are collectible prior to December 31, 1999.

     (d) Except as required under EHS Requirements of Law, neither the Company nor any Subsidiary has any Liability in respect of any settlement or any judgment resulting from any Proceeding.

    4.17  Compliance with Laws.
          --------------------

     (a)  Intentionally omitted.

     (b) Except for those required by EHS Requirements of Law, the Company, each Subsidiary and, to the Best Knowledge of the Company, each Independent Contractor (i) except as set forth on Schedule 4.17(a), has complied in all
                                      ----------------
material respects with, and is in compliance in all material respects with, all Laws, Orders and Permits applicable to it and the Business and (ii) has all Permits (other than local business Permits or licenses containing no change of control provision) used or necessary in the conduct of its Business. All Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the Best Knowledge of the Company, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same.

    4.18  Insurance.
          ---------

     (a) Schedule 4.18(a) contains a true, correct and complete list of all
          ----------------
policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and each Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number, deductible or retention amount, premium, policy term, Best's rating of the insurer and any pending claims thereunder). The Company and each Subsidiary has maintained such insurance coverage at all times during the course of the operation of the Business, and such insurance coverage has been maintained on an occurrence (as opposed to a claims made) basis. The Company and its Subsidiaries have not exhausted the insurance coverage available under the Company's currently existing insurance policies.

     (b) Except as set forth on Schedule 4.18(b), with respect to each policy
                                ----------------
of insurance listed on Schedule 4.18(a): (i) all premiums with respect thereto
                       ----------------
are currently paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that reasonably would be expected to cause a substantial increase in the insurance rates of the Company or any Subsidiary, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder and (iii) neither the Company nor any Subsidiary has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

     (c) The Audited Financial Statements and the Unaudited Financial Statements reflect adequate reserves, determined using the case reserve method, for any insurance programs which requires (or has required) the Company or its Subsidiaries to retain a portion of each loss, including deductible and self insurance programs.

    4.19  Labor Management Relations; Employees.
          -------------------------------------

     (a) Schedule 4.19(a) sets forth a true, correct and complete list of all
         ----------------
directors, officers and key management employees of the Company and each Subsidiary as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, current bonus plans and commissions) and the respective dates on which they commenced employment.
To the extent any such employee is on a leave of absence, Schedule 4.19(a)
                                                          ----------------
indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. To the Best Knowledge of the Company, none of the key management employees listed on Schedule 4.19(a) has any plans or
                                          ----------------
intends to terminate his or her employment or engagement with the Company and no former key management employee has left the service of the Company within the last six months.

     (b) Schedule 4.19(b) sets forth the aggregate number of drivers,
         ----------------
maintenance employees, shop employees, tank cleaners and all other non-supervisory personnel that work for any of the Company, any Subsidiary or any independent contractor or any person or legal entity which leases drivers or other personnel to the Company or a Subsidiary, specifying in the case of the Company and its Subsidiaries, the number of such drivers or other listed personnel that belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement, identified by terminal location or facility.

     (c) Except as disclosed on Schedule 4.19(c) or as expressly provided in
                                ----------------
this Agreement, since the Latest Balance Sheet Date, there has not been any adoption or amendment in any material respect by the Company or any Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Subsidiary (for the avoidance of doubt, regular salary and/or wage increases and modifications to bonus, commission and other incentive compensation arrangements in case with respect to non-officer employees of the Company or any Subsidiary in the ordinary course of business and consistent with past practice are excluded from the foregoing).

     (d) Except as set forth in Schedule 4.19(d) and except as provided in the
                                ----------------
Company's Charter and the Company's By-Laws or as expressly provided in this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements or arrangements between the Company and any current or former employee, officer or director of the Company.

     (e) Schedule 4.19(e) contains a true, correct and complete list of all
         ----------------
amounts payable or that will or may become payable to each director, officer or employee or former director, officer or employee of the Company or any Subsidiary pursuant to any employment, change-in-control, severance or termination agreement or arrangement.

     (f) Intentionally omitted.

     (g) Schedule 4.19(g) sets forth a true, correct and complete description
         ----------------
of all transactions between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees, or consultants, on the other hand, in each case consummated at any time since January 1, 1995. Except as set forth on Schedule 4.19(g), there are no
                                         ----------------
Contracts or arrangements between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees or consultants, on the other hand, with respect to any such transactions. Except as set forth on Schedule 4.19(g), no Affiliate, director, officer, employee or
                ----------------
consultant of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or contract used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company or any Subsidiary.

     (h) Neither the Company nor any of its Subsidiaries has experience within the past twelve months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S) 2101 et seq.

     (i) Schedule 4.19(i) sets forth a true, correct and complete list, as of
         ----------------
the date hereof, of all collective bargaining agreements, union contracts or similar agreements to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound. Except for the items set forth on such Schedule, no collective bargaining agreements, union contracts or similar agreements are being negotiated by the Company or any Subsidiary . To the Best Knowledge of the Company, no labor union has taken any action with respect to organizing employees of the Company or any Subsidiary and no representation question exists with respect to any such employees.

     (j) Except as set forth on Schedule 4.19(j), there is no labor strike,
                                ----------------
dispute or grievance, slowdown or stoppage pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any Subsidiary or any dispute or grievance related thereto, and no such labor strike, dispute or grievance, slowdown or stoppage has occurred since January 1, 1993.

     (k) The Company agrees and acknowledges that it is responsible for making any required notifications regarding this Agreement to any labor organization if such notification is required or contemplated by the terms of its, or any Subsidiary's, collective bargaining agreement(s) with said labor organization(s). Further, the Company represents and warrants that neither the execution and delivery of this agreement, nor the consummation by the Company of transactions contemplated in accordance with the terms hereby will violate any of the Company's, or any Subsidiary's, collective bargaining agreement(s) with any labor organization(s); however, the Company represents that certain of its collective bargaining agreements may require that in the event of a transfer or merger of all or part of an operation that the transferred or merged operations would remain subject to the terms and conditions of the collective bargaining agreements.

     (l) Schedule 4.19(l) sets forth a true, correct and complete list, as of
         ----------------
the date hereof, of any and all unfair labor practice charges or other proceedings before the National Labor Relations Board, EEOC charges, employment discrimination lawsuits, wrongful discharge lawsuits, OSHA citations and/or litigation, wage and hour charges and/or litigation which are presently pending, or to the best knowledge of the Company, threatened at law or in equity, and this Schedule also sets forth a true, correct, and complete list of those cases/charges/proceedings falling within the above categories which have been settled or otherwise disposed of within the previous 3 years.

     (m) Except as set forth in Schedule 4.19(m), the Company represents and
                                ----------------
warrants that neither it nor any Subsidiary has been found to be or is alleged to be a joint employer or alter ego, as construed under the National Labor Relations Act, as amended, with or of any of its suppliers, distributors, customers or other persons/legal entities with which it has any contractual arrangement, including, but not limited to, any owner/operator with whom the Company, or any Subsidiary, has a contractual relationship or any other entity with which the Company, or any Subsidiary, has a leasing arrangement (collectively referred to as "Third Parties") and that no Third Parties are alter egos of the Company or its Subsidiaries. The Company represents and warrants that neither it nor a Subsidiary: (1) exercises management power or authority over the operations or personnel of any Third Parties; (2) supervises the employees of any Third Parties but may dispatch Independent Contractors in connection with such parties pick up and/or delivery of cargo; or (3) is responsible for, or has the authority to establish, implement or effectively recommend the labor relations or employment policies or actions, including wages, hours, working conditions or any terms of employment, for any employee of Third Parties. The Company represents and warrants that there is no interchange of personnel, no common boards of directors and no common officers, managers or employees between the Company, or any of its Subsidiaries, and the Third Parties. Further, the Company represents and warrants that neither the Company nor any of its Subsidiaries provides any administrative services for any Third Parties which is not required by law or which is not provided in a bona fide, arms' length transaction at fair market value. Any administrative services provided by the Company, or its Subsidiaries, for any Third Parties have been detailed in Schedule 4.19(m).
                                            ----------------

     (n) Schedule 4.19(n) sets forth a true, correct and complete in all
         ----------------
material respects summary as of the date hereof of all contingent withdrawal liability regarding the Company's or any Subsidiary's participation in Multiemployer Plan(s) (as defined in Section 3(37) of ERISA), listing the amount of potential contingent withdrawal liability by Multiemployer Plan(s), and to the extent possible by terminal or facility within each fund.

     (o) The Company, its Subsidiaries and their ERISA Affiliates have complied in all respects with Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Employee Plans, Foreign Employee Benefit Plans, equal opportunities, collective bargaining and the payment of social security and other taxes.

     (p) Except as set forth on Schedule 4.19(p), neither the Company nor any
                                ----------------
Subsidiary, nor to the Best Knowledge of the Company, their respective representatives, have committed any unfair labor practices in connection with the operation of the respective business of the Company or any Subsidiary which has had or reasonably could be expected to have a Material Adverse Effect, and the Company and each Subsidiary has in the past been and is in compliance in all material respects with all applicable collective bargaining agreements and Laws in respect of employment, employment practices, labor relations, safety and health, wages, hours and terms and conditions of employment.

    4.20  ERISA Compliance.
          ----------------

     (a) Schedule 4.20(a) contains a true, correct and complete list as of the
         ----------------
date hereof of all Employee Benefit Plans, Multiemployer Plans and Foreign Employee Benefit Plans (collectively, the "Employee Plans"), as of the date
                                           --------------
hereof, (i) that cover any employees, contract employees or former employees of any entity or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by any entity or (B) with respect to which any entity is obligated to contribute or has any actual or potential Liability, or (ii) with respect to which any entity has any actual or potential Liability or obligation on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate (as defined below) of any entity. The Company represents that it has no Foreign Pension Plans.

     (b) Administration and Compliance.  Except as set forth on Schedule
         -----------------------------                          --------
4.20(b), with respect to each Employee Plan:
-------

           (i) each Employee Benefit Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all material respects with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

           (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the applicable entity and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

           (iii) there is no unfunded actual or potential Liability relating to such Employee Plan which is not specifically accrued for on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the applicable entity;

           (iv) no entity, any of their respective ERISA Affiliates or any other "disqualified person" or "party in interest" (as such terms are defined in
      -------------------      -----------------
     Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Employee Benefit Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under Section 4975 of the Code of Section 502(i), (j) or (l) of ERISA;

           (v) no Proceedings (other than routine claims for benefits) are pending or, to the Best Knowledge of the Company, threatened against or relating to any Employee Benefit Plan or any fiduciary thereof, and there is, to the Best Knowledge of the Company, no basis for any such Proceeding against any Employee Benefit Plan;

           (vi) such Employee Benefit Plan, if intended to be "qualified",
                                                               ---------
     within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

           (vii) except as may be required under Laws of general application, such Employee Benefit Plan does not obligate any entity to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;
                                   ------------

           (viii) each Employee Benefit Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act
     -------
     ("HIPAA") has been maintained in
     -------
     compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

           (ix) no benefit payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

           (x) each Employee Benefit Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Employee Benefit Plan meets the requirements of the Code applicable thereto;

           (xi) the present value of all accrued benefits (whether or not vested) under each Employee Benefit Plan subject to Title IV of ERISA did not exceed, as of the most recent plan valuation date, and will not exceed, as of the Closing Date, the then current fair market value of the assets of such Plan (for purposes of determining the present value of accrued benefits under the Plans, the actuarial assumptions and methods used under each Plan for the most recent plan valuation date shall be used);

           (xii) no Employee Benefit Plan subject to Part (3) of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), whether or not waived;

           (xiii) no liability under Title IV of ERISA has been incurred, including without limitation, for previously terminated Employee Benefit Plans, by the Company or its ERISA Affiliates that has not been satisfied, and no condition exists that presents a risk to the Company or its ERISA Affiliates of incurring any liability under such Title;

           (xiv) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan;

           (xv) each Foreign Employee Benefit Plan has been maintained in good standing with applicable Governmental Entity;

           (xvi) all contributions have been made with respect to all Foreign Employee Benefit Plans on a timely basis;

           (xvii) neither the Company nor any ERISA Affiliate has incurred any obligation in connection with the termination of or withdrawal from any Foreign Employee Benefit Plan;

           (xviii) the present value of the accrued benefit liabilities (whether vested or not) under each Foreign Employee Benefit Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions provided for in such Foreign Employee Benefit Plan, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities;

           (xix) neither the Company nor any of its ERISA Affiliates has within the past five years had a complete or partial withdrawal from any Multiemployer Plan as to which any withdrawal liability is due or may be assessed.

     (c) Purchaser has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which such Employee Benefit Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if such Employee Benefit Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent
                                   ------------
valuation of the present and future obligations under such Employee Benefit Plan; and the foregoing documents accurately reflect all of the terms of such Employee Benefit Plan (including, without limitation, any agreement or provision which would limit the ability of any entity to make any prospective amendments or terminate such Employee Benefit Plan).

    4.21  Environmental Matters.
          ----------------------

          Except for any matter which individually is not reasonably likely to cost more than $100,000:

     (a) Except as set forth on Schedule 4.21(a), the Company and each of its
                                ----------------
Subsidiaries comply, and the Company and each of its Subsidiaries at all times have complied, with all EHS Requirements of Law applicable to their operations or the Properties;

     (b) Except as set forth on Schedule 4.21(b), the Company and each of its
                                ----------------
Subsidiaries have obtained or have taken appropriate steps, as required by EHS Requirements of Law, to obtain all EHS Permits necessary for their operations and the ownership and operation of the Properties, all such EHS Permits are in effect or the Company has submitted timely and complete applications for such Permits, and the Company and each of its Subsidiaries are currently in compliance with all terms and conditions of such EHS Permits. No material change in the facts or circumstances reported by the Company or any Subsidiary in the applications for or the granting of such EHS Permits exists which has not been reported to the applicable Governmental Entity, if required. There are not any Proceedings pending or threatened which would be expected to result in the revocation of any such EHS Permits;

     (c) Schedule 4.21(c) sets forth a true, complete list of all of the
         ----------------
Company's and its subsidiaries' material Permits or pending permit applications required under EHS Requirements of Law;

     (d) Except as set forth on Schedule 4.21(d), all of the third parties
                                ----------------
with which the Company or any of its Subsidiaries have arranged, engaged or contracted to Treat, Transport, or, dispose (as those terms are defined under RCRA) any Contaminant generated or present at any of the Properties were, to the Best Knowledge of the Company, properly permitted, if applicable, at the relevant time to perform the foregoing activities or conduct pursuant to EHS Requirements' of Law;

     (e) Except as set forth in Schedule 4.21(e), neither the Company nor any
                                ----------------
of its Subsidiaries is subject to any pending investigation, Proceeding or Order alleging, reporting or requiring, in connection with the operations or the Properties, (i) any violation of any EHS Requirements of Law, or (ii) any Remedial Action, or (iii) any claims or liabilities and costs arising from the Release or threatened Release of any Contaminant;

     (f) No Environmental Encumbrance has attached to any of the Properties;

     (g) Except as set forth in Schedule 4.21(g), neither the Company nor any
                                ----------------
of its Subsidiaries has received any notice, claim or other communication alleging (i) any violation of any EHS Requirements of Law at any of the Properties, (ii) Liability of the Company or any Subsidiary for EHS Damages arising out of or related to its operations or any of the Properties, or (iii) any Liability of the Company or any of its Subsidiaries arising out of or related to its operations or the Properties for the Release or threatened Release of a Contaminant at any location, and there exists no Order, Proceeding or summons, pending or, to the Best Knowledge of the Company, threatened, relating to the presence or the suspected presence of Contaminants at any of the Properties;

     (h) Except as set forth in Schedule 4.21(h), there has been no Release of
                                ----------------
any Contaminants in reportable quantities at, to or from any of the Properties;

     (i) Except as set forth in Schedule 4.21(i), none of the Properties is
                                ----------------
listed or proposed for listing on the National Priorities List ("NPL") pursuant
                                                                 ---
to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or listed on the Comprehensive Environmental Response
          ------
Compensation Liability Information System List ("CERCLIS") or any similar state
                                                 -------
list of sites, and neither the Company nor any of its Subsidiaries is aware of any conditions at any of such Properties which, if known to a Governmental Entity, would qualify such Properties for inclusion on any such list;

     (j) Except as set forth in Schedule 4.21(j), neither the Company nor any
                                ----------------
of its Subsidiaries has disposed (as such term is defined under RCRA) of any
                                                                ----
Contaminant at any of the Properties;

     (k) Except as set forth in Schedule 4.21(k), since June 16, 1993 and, to
                                ----------------
the Best Knowledge of the Company, prior to such date, neither the Company nor any of its Subsidiaries has transported or arranged for the transport of any Contaminant to any facility or site for the purpose of Treatment or Disposal (as those terms are defined in the RCRA) which (i) is included on the NPL or CERCLIS or (ii) is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, normal operational or closure-related corrective action obligations affecting solid waste management units at such facility) issued under the RCRA or any state, local or foreign solid or hazardous waste regulatory law;

     (l) Except as set forth in Schedule 4.21(l), no Contaminant has migrated
                                  ----------------
from any of the Properties onto or underneath other properties and, to the Best Knowledge of the Company, no Contaminant has migrated or threatened to migrate from other properties upon, about or beneath any of the Properties;

     (m) Except as set forth in Schedule 4.21(m), no underground improvements
                                  ----------------
containing Contaminants, including, but not limited to, treatment or storage tanks, sumps, or gas or oil wells, or associated piping, are, to the Best Knowledge of the Company, or have ever been located on any of the Properties during the time of ownership by the Company or any Subsidiary;

     (n) Except as set forth in Schedule 4.21(n), no polychlorinated biphenyls
                                  ----------------
("PCBs") or transformers, capacitors, ballasts, or other equipment which contain
  ----
dielectric fluid containing PCBs are located or at any time have been located on any of the Properties; and

     (o) Except as set forth in Schedule 4.212(o), neither the Company nor any
                                ---------
of its Subsidiaries has any Liability, or has received any notice, claim or other communication alleging liability on the part of the Company or any of its Subsidiaries, for the violation of any EHS Requirements of Law, for EHS Damages, or for the Release or threatened Release of any Contaminant in connection with any businesses or properties previously owned or operated by the Company or any of its Subsidiaries or any former subsidiary.

    4.22  Related Transactions.
          --------------------

          Except as set forth on Schedule 4.22, no current or former Affiliate
                                 -------------
of the Company or any "associate" (as defined in the rules promulgated under the
                       ---------
Exchange Act) thereof, is now (i) party to any transaction or Contract with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments in excess of $60,000 individually or in the aggregate to, any such Affiliate or Associate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies). Except as set forth on
Schedule 4.22, the Company is not a guarantor or otherwise liable for any actual
-------------
or potential Liability of its Affiliates and their associates. Except as set forth on Schedule 4.22, the Company does not (x) own or operate any vehicles,
         -------------
boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (y) own or pay for any social club memberships, whether or not for the benefit of the Company and/or their executives.

    4.23  Independent Contractors.
          ------------------------

     (a) Schedule 4.23(a) contains a true, correct and complete summary, in
         ----------------
all material respects, of the arrangements of the Company and its Subsidiaries with all Independent Contractors.

     (b) The Company and its Subsidiaries have furnished to Purchaser copies of the standard form of the Independent Contractor Service Agreement. The actual terms and provisions of the arrangements (contractual or otherwise) between the Company and/or any Subsidiary on the one hand, and the Independent Contractors on the other hand, (a) are not in any material respect (taken as a whole) different in form from those set forth in such standard contract, (b) are on arms' length terms and (c) do not contain any unusual or burdensome provision which, individually or in the aggregate, has or reasonably could be expected to result in a Material Adverse Change. All of such agreements between the Company and/or any Subsidiary on the one hand, and the Independent Contractors on the other hand, are legal, valid and binding obligations of the Company or its Subsidiaries and, to the Best Knowledge of the Company, of each of the other parties thereto, enforceable against such parties in accordance with their respective terms. Neither the Company nor any of its Subsidiaries nor, to the Best Knowledge of the Company, the Independent Contractors who are parties to such agreement, is in default under any term of any such agreement, which default, individually or in the aggregate, has or reasonably could be expected to result in a Material Adverse Change.

     (c) The Company's and its Subsidiaries' contractual agreements with Independent Contractors establish bona fide arrangements where said individuals are independent contractors to, and not employees of, the Company or any of its Subsidiaries and that there are no pending Proceedings, disputes, claims, charges, allegations or, to the Best Knowledge of the Company, threatened at Law or in equity before any Governmental Entity in any form, which challenges the independent contractor nature of such agreements.

    4.24  Relationships.
          -------------

     (a) Except in the ordinary course of business, neither any material supplier, vendor or distributor for the Company or any Subsidiary (including all Independent Contractors), nor any franchisee or licensee of the Company, has (i) canceled or otherwise terminated, or, to the Best Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or has decreased, limited or otherwise adversely modified, or (ii) threatened to decrease, limit or otherwise adversely modify, the services, supplies, materials or services it provides to the Company, and the transactions proposed to be consummated pursuant to this Agreement and the Related Documents, to the Best Knowledge of the Company, shall not adversely affect the relationship of the Company to any supplier, vendor, distributor, franchisee or licensee, except to the extent that the Company's merger into or sale to MTL Inc. or any of its subsidiaries (as opposed to another entity) is the primary cause of such adverse affect.

     (b) No customers to which more than $250,000 in the aggregate of the Company's annual sales for the 12 month period ending December 31, 1997 are attributable have notified the Company that they intend to, or, to the Best Knowledge of the Company, have threatened to, terminate or materially curtail their relationship and dealings with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

    4.25  Disclosure.
          ----------

          This Agreement, including the schedules, attachments or exhibits hereto, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made not misleading.

    4.26  Conflicts of Interest.
          ---------------------

          None of the Shareholders, the Company, nor any officer, employee, agent or other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the business of the Company (or assist in connection with any actual or proposed transaction) that (i) would be reasonably likely to subject the Company to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change to the Company (taken as a whole) or (iii) if not continued in the future, could reasonably be expected to result in a Material Adverse Change. There is not now, and there has never been, any employment by the Company of, or, to the Best Knowledge of the Company, beneficial ownership in the Company by, any governmental or political official in any jurisdiction in which the Company has conducted or proposes to conduct business.

    4.27  State Takeover Statutes.
          -----------------------

          The Board of Directors of the Company has approved this Agreement and the Related Documents and the transactions contemplated hereby and thereby (including the Merger) and such approval is sufficient to render inapplicable to such agreements and transactions the provisions of any "fair price," "moratorium," "control share," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation and any applicable anti-takeover or other restrictive provision of the Articles of Incorporation, by-laws or other governing instruments.

    4.28  SEC Documents.
          -------------

          The Company has furnished the Purchaser with a correct and complete copy of each report, schedule and registration statement filed by the Company with the SEC on or after January 1, 1995 (the "SEC Documents"), which are all
                                               -------------
the documents (other than preliminary material) that the Company was required to file (or otherwise did file) with the SEC on or after such date. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    4.29  Brokers.
          -------

          Neither the Shareholders nor the Company has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

    4.30  Year 2000 Compliance.
          --------------------

     (a) Except as set forth on Schedule 4.30, all computer hardware and
                                -------------
software owned, licensed or used by the Company or any Subsidiary (collectively, "Computer Products") has been designed to be used prior to, during and after the
 -----------------
calendar year 2000 AD, and will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

     (b) Without limiting the generality of the foregoing, and at no additional cost to the Company or any Subsidiary, except as set forth on
Schedule 4.30.
-------------

           (i) each Computer Product will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

           (ii) each Computer Product has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; and

           (iii) each Computer Product includes "Year 2000 Capabilities." For the purposes of this Contract, "Year 2000 Capabilities" means each Computer
     Product:

               (A) manages and manipulates data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

               (B) provides that all date-related user interface functionalities and data fields include the indication of century; and

               (C) provides that all date-related data interface functionalities include the indication of century.

     (c) At the Purchaser's request and upon reasonable notice, the Company will provide written evidence sufficient to demonstrate adequate testing and conversion of each Computer Product to meet the foregoing requirements.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to the Shareholders as follows:

    5.1 Organization; Corporate Authority.
        ---------------------------------

          Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company has been furnished with true, correct and complete copies of the certificate of incorporation ("Purchaser's Charter") and by-laws (the "Purchaser's By-laws"),
                -------------------                     -------------------
of Purchaser in each case as amended and in effect on the date hereof.

    5.2 Corporate Action; Authority; No Conflict.
        ----------------------------------------

          Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser and its Shareholders. This Agreement and each Related Document to which it is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by Purchaser, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. Neither Purchaser's execution and delivery of, and/or performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby shall (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of Purchaser under provision of Purchaser's Charter or Purchaser's By-laws or any Contract to which Purchaser is a party or by which it or any of its assets or properties is or may be bound or
(ii) violate, or result in the creation of an Encumbrance upon any of Purchaser's assets as a result of, any Law's applicable to Purchaser or any of its properties or assets.

    5.3 Brokers.
        -------

          Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which the Company will be liable if the transactions contemplated hereby have not been consummated, except as set forth in Section 9.2.

    5.4 Consents.
        --------

          No consent, approval, Order or authorization of, or registration, declaration or filing with or notification to (except for any filings required under the HSR Act), any Governmental Entity or any third party is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Related Documents to which Purchaser is or will be a party or the consummation of the transactions contemplated hereby or thereby.

    5.5 Financing.
        ---------

          Purchaser has delivered to the Shareholders true and correct copies of signed letters received by Purchaser with respect to the financing (the

"Financing Letters") required for the consummation of the transactions
------------------
contemplated hereby.  A copy of each Financing Letter is set forth in Exhibit E.
                                                                      ---------
Assuming satisfaction of all applicable conditions set forth in the Financing Letters and full funding thereunder, such financing will provide sufficient funds to pay the Merger Consideration and effect the Merger as set forth in
Article II hereof.

                                   ARTICLE 6

                            COVENANTS AND AGREEMENTS

    6.1 Access to Records and Properties of the Company.
        -----------------------------------------------

          From and after the date hereof until the Closing, the Company shall afford (i) to Purchaser, its potential lenders and other financing sources and their respective authorized representatives, including accountants, free and full access at all reasonable times during normal business hours and after reasonable prior notice to the assets, business, facilities, properties, books, records (including tax returns filed and in preparation), customers, consultants, and key employees of or relating to the Company in order that Purchaser has full opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company, and the Company shall cooperate fully in connection therewith and (ii) to the respective independent certified public accountants of Purchaser, free and full access at all reasonable times during normal business hours and after reasonable prior notice to the records of the independent certified public accountants of the Company relating to the Company. Without limiting the generality of the foregoing, the Purchaser or its representatives shall be entitled to conduct Phase I environmental assessments of the Company's and its Subsidiaries' properties and, based on the recommendation of Purchaser's environmental consultants, such Phase II assessments as the Purchaser deems reasonably necessary after considering the results of the Phase I Reports. The Company may elect, but shall not be required, to receive copies of or review any data, records, reports, or other information obtained or generated during the Phase I and/or Phase II environmental site assessments (collectively the "ESA Data"). Prior to Closing, Purchaser shall, except as required (in the event of any dispute) to enforce its rights to terminate this Agreement pursuant to Section 9.1(g) and in such event, to enforce its rights under Section 9.2, keep all ESA Data strictly confidential, and shall not disclose any ESA Data to any third party, other than its attorneys, accountants, affiliates, financial institutions, their attorneys or consultants or any other advisors or representatives of the Purchaser, its accountants or financial institutions directly involved in the transaction contemplated by this Agreement, unless (a) required to do so pursuant to a valid subpoena, order of a court of competent jurisdiction or any EHS Requirements of Law or (b) the Company provides its prior written consent to disclosure. If the transactions contemplated by this Agreement are not consummated, then, at the Company's request, Purchaser and its representatives, including without limitation, its consultants, shall certify in writing to the Company that, unless otherwise required pursuant to a valid subpoena, order of a court of competent jurisdiction or any EHS Requirements of Law, all ESA Data including without limitation, drafts and copies thereof, have been destroyed. If the transactions contemplated by this Agreement are not consummated, Purchaser's duties to maintain the confidentiality of the ESA Data pursuant to this Section 6.1 shall survive termination of the Agreement. The investigation contemplated by this Section 6.1 shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification obligations of the Shareholders contained in this Agreement.

          From and after the Closing, the Company will afford to the Shareholders and their counsel free and full access at all reasonable times during normal business hours and after reasonable prior notice to the books and records of the Surviving Corporation for the purpose of assuming the defense of any Third Party Claim pursuant to Section 8.3. The Shareholders agree that all Confidential or Proprietary Information shall not be disclosed by such Shareholders to any Person except as it shall be used by the Shareholders solely for the purposes set forth in this Section.

    6.2 Conduct of the Company.
        ----------------------

          From the date hereof to the Effective Time, the Company shall carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it. Without limiting the generality of the foregoing, from the date hereof to the Effective Time, the Company shall not without the prior written consent of Purchaser:

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Shares of its capital stock, or (iii) except as expressly provided in Section 7.3(i) hereof, purchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (b) change its practices, policies or procedures with respect to the timing of the payment of accounts payable or the collection of accounts receivable;

     (c) except as provided in Section 7.3(i) hereof issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

     (d) amend the Company's Charter or the Company's By-Laws or other comparable charter or organizational documents;

     (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person, or (ii) any assets except for the purchase of (x) equipment as identified on Schedule 6.2(e) (the "Anticipated Equipment
                                  ---------------       ---------------------
List") or (y) equipment or other assets in the ordinary course of business;
----

     (f) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its properties or assets, except
(i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) and (iii) where the amount of such sales does not exceed, individually or in the aggregate, $50,000.00;

     (g) (i) incur any Indebtedness or guarantee any such Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing except in the ordinary course of business consistent with past practice, provided that any of the foregoing shall be prepayable without premium or penalty, or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other person;

     (h) make or agree to make any capital expenditure or expenditures with respect to property, plant or equipment which, individually, is in excess of $50,000.00 or, in the aggregate, are in excess of $250,000.00, except as identified on the Anticipated Equipment List;

     (i) make any material tax election or settle or compromise any material income tax liability;

     (j) prepay any Indebtedness, Liability or other obligation, or pay, discharge, settle or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities specifically accrued for in the most recent consolidated financial statements of the Company or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party (it being understood that the Company shall not, without limiting the generality of the foregoing, prepay any Indebtedness with any proceeds received in respect of any loans repaid by Shareholders pursuant to Section 7.3(g));

     (k) modify, amend or terminate any Material Contract to which the Company or any Subsidiary is a party, or waive, release or assign any rights or claims, other than in the ordinary course of business consistent with past practice;

     (l) enter into any Material Contract relating to the provision of services by the Company or any Subsidiary or the distribution, sale or marketing by third parties of the Company's or any Subsidiary's services other than in the ordinary course of business consistent with past practice;

     (m) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any Employee Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee (including any collective bargaining, employment or severance agreements), other than, in the case of non-officer employees, in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or consultant, (iii) pay any material benefit not provided for under any Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Plan; or

     (n) authorize any of, or commit or agree to take any of, the foregoing actions.

    6.3 Financial Information.
        ---------------------

          The Company shall furnish to Purchaser the following financial statements:

     (a) as soon as available, but in any event within 45 days following the end of the fiscal quarter, the unaudited consolidated balance sheet, income statement and statement of cash flows of the Company for the period ended June 30, 1998, showing its financial condition as of the close of such fiscal quarter and the results of operations during such quarter on a basis of accounting which shall not be materially different from the Audited Financial Statements or the Unaudited Financial Statements;

     (b) as soon as available, but in any event within 30 days following the end of each calendar month, the unaudited financial statements of the Company, showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; and

    6.4 Efforts to Consummate.
        ---------------------

          Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts, in light of the obligations of each such party hereunder, to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, in order to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company and each Shareholder agrees to cause the transactions contemplated by Section 7.3(f), 7.3(g), 7.3(h), 7.3(i) and 7.3(k) to be consummated prior to the Closing Date. Purchaser shall use commercially reasonable efforts to cause the financing pursuant to the Financing Letters to be obtained on or prior to Closing.

    6.5 Negotiation with Others.
        -----------------------

          From and after the date hereof until the Closing, or the termination of this Agreement pursuant to Article X, the Shareholders and the Company shall not, and each shall cause its officers, directors, Affiliates, representatives and agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal, (ii) continue, initiate or engage in negotiations or discussions relating to an Acquisition Proposal with, or disclose or provide any non-public information or Confidential or Proprietary Information (other than in the ordinary course of business or otherwise required by Law, Order or similar compulsion) relating to the Company or any Person other than the parties hereto and their respective representatives or (iii) enter into any written or oral agreement or understanding with any Person (other than Purchaser) regarding an Acquisition Proposal. If the Shareholders or the Company receives any bona fide unsolicited offer or proposal to enter into negotiations relating to any Acquisition Proposal, such party shall promptly notify Purchaser of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal thereto.

    6.6 Notice of Prospective Breach.
        ----------------------------

          Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any representation or warranty of such notifying party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time.

    6.7 Public Announcements.
        --------------------

          Each party agrees that, except (i) as otherwise required by Law and
(ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Shareholders and Purchaser, which consent shall not unreasonably be withheld or delayed; provided, however, that after reasonable prior notice to Purchaser,
         --------  -------
Shareholders may make a public announcement concerning the execution and delivery by each party of this Agreement.

    6.8 Filings.
        -------

          Purchaser, the Company and as may be reasonably requested by it or them, the Shareholders will make or cause to be made all such filings and submissions under applicable Law and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. Purchaser, the Company and as may be reasonably requested by it or them, the Shareholders will cooperate and coordinate with one another in connection with any such filings or submissions.

    6.9   [Intentionally Left Blank]
          ---------------------------

    6.10  Leaman Air Services, Inc.
          ------------------------

     (a) At the Closing, the Company, as additional consideration for the shares of the Company's capital stock held by George McFadden, will transfer all of the common stock of Leaman Air Services, Inc. ("Leaman Air") to George
                                                   ----------
McFadden.

     (b) Mr. McFadden hereby agrees to be bound by the Restrictive Covenant Agreement set forth in Exhibit F (it being understood that the signature to this
                       ---------
Agreement shall be an agreement to be so bound) and hereby waives any and all rights to receive any severance or compensatory payments in respect of Mr. McFadden's role (as applicable) as a director, shareholder or consultant of the Company (other than the right to receive the amounts otherwise payable pursuant to this Agreement) and releases and forever discharges the Company and each Subsidiary for all Liabilities.

     (c) The Company represents and warrants to the Purchaser that the transactions contemplated by this Section 6.10 could not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) The Company represents and warrants to the Purchaser that Leaman Air owns no assets or properties other than the airplane and related equipment described in detail in Schedule 6.10(d).
                       ----------------

    6.11  Hamilton Bonuses.
          ----------------

     (a) Subject to the prior approval of the shareholders of the Company in accordance with Section 280G(b)(5) of the Code, 30 days after the Closing, in consideration of services rendered in connection with the structuring and negotiation of the transactions contemplated by this Agreement, the Company shall pay to David R. Hamilton a bonus of $6,050,116, payable by setting off such amount against the debt owing by Mr. Hamilton to the Company pursuant to
Section 7.3(g). The bonus payments provided for in the preceding sentence shall not be subject to set off for any obligation owing or claims against Mr. Hamilton.

     (b) Subject to the prior approval of the shareholders of the Company in accordance with Section 280G(b)(5) of the Code, the Company shall pay to Mr. Hamilton a consulting payment of $1,600,000 payable in four equal annual installments of $400,000 (on the Closing and on each of the next succeeding three-year anniversaries thereof) and during such period, the Company shall provide Mr. Hamilton medical benefits provided generally to executives of the Company. The consulting payments provided for in the preceding sentence shall be paid to Mr. Hamilton or his survivors notwithstanding Mr. Hamilton's death or disability during the term of payments and shall not be subject to set off for any obligation owing from or claims against Mr. Hamilton.

     (c) Subject to the prior approval of the shareholders of the Company in accordance with Section 280G(b)(5) of the Code, after the Closing, Mr. Hamilton shall be entitled to the following until the first anniversary of the Closing Date (at the expense of the Company, provided that the aggregate fees and expenses incurred by the Company in respect of this Section 6.11(c) shall not exceed $100,000): (i) the continued use of the office maintained by the Company for Mr. Hamilton in Chicago; (ii) the use of a secretary in respect of such office and (iii) the continued use of the Volvo automobile currently provided by the Company to Mr. Hamilton; and

     (d) Mr. Hamilton hereby agrees to be bound by the Restrictive Covenant Agreement and the Waiver and Release set forth in Exhibit G (it being understood
                                                  ---------
that the signature to this Agreement shall be an agreement to be so bound).

     (e) The Company may withhold from the Merger Consideration or from other cash payments to be made to Mr. Hamilton the amount which the Company determines is required to be withheld by applicable Law in respect of any payments to be made to Mr. Hamilton under this Agreement, including the bonus referred to in
Section 6.11(a).

    6.12  Senior Notes.
          ------------

          The Company agrees to use its commercially reasonable efforts to obtain, without incurring a total cost of more than $4,000,000 therefor, the requisite consent of the holders of the Company's 10 3/8% Senior Notes (the

"Notes") to an amendment to the terms of the Indenture (the "Indenture")
------                                                       ---------
pursuant to which such notes were issued so that such notes will remain outstanding after the Effective Time free of any default or conflict with the terms of the Indenture and so that the covenants thereunder will be amended in a manner substantially as provided on Schedule 6.12 hereto (it being understood
                                    -------------
that the foregoing shall not apply to amendments that pursuant to the terms of the Indenture require the approval of 100% of the holders of the Notes).

          The Purchaser agrees to use its commercially reasonable efforts to obtain, without incurring any cost therefor, the requisite consent of the holders of the Notes as set forth in this Section 6.12.

    6.13  [Intentionally Left Blank]
          --------------------------

    6.14  Environmental Transfer Acts.
          ---------------------------

          The Company shall fully comply with and have all obligations under the New Jersey Industrial Site Recovery Act ("ISRA"), including, but not limited to, making all filings with the NJDEP, conducting any and all investigation and remediation activities required by the NJDEP, and satisfying any financial assurance requirements thereunder except when not possible due to exigent circumstances beyond the Company's control. Prior to all such filings, investigations and/or remediation activities, the Company shall provide Purchaser with all reports

(including, but not limited to, draft and final consultant reports, workplans and sampling data), consult with Purchaser thereon and give reasonable consideration to Purchaser's comments regarding investigation, remediation and filings with NJDEP. Purchaser shall review such reports, workplans and data and provide comments to the Company in a timely manner. The Company shall notify Purchaser and shall give Purchaser the opportunity to attend any meetings with NJDEP or inspections by NJDEP. The Company shall conduct as promptly as practicable after the date hereof any and all investigation, environmental testing and remediation required by the NJDEP pursuant to ISRA, including, but not limited to, any additional sampling of soil and groundwater at the Real Property.

    6.15  Waivers.
          -------

     (a) Each Shareholder and the Company hereby waives any rights of repurchase, rights of first refusal, rights of first offer and other rights that any such Person may have in respect of the outstanding shares of capital stock of the Company and/or any Subsidiary owned or held by any other Person (it being understood that if this Agreement shall be terminated in accordance with its terms, such waiver shall of no further force or effect).

     (b) Each Shareholder hereby releases the Company and each Subsidiary from any Liability or obligation that the Company or any Subsidiary may have in respect of any severance or other arrangements arising as a result of the consummation of the transactions contemplated by this Agreement (except with respect to Mr. Parkerson, Mr. Hamilton and Mr. McFadden, other than any such rights which require a termination of employment of such Person in addition to the consummation of the transactions contemplated by this Agreement) (it being understood that if this Agreement shall be terminated in accordance with its terms, such release shall be of no further force or effect).

    6.16  Accounts Payable, Accrued Expenses and Accounts Receivable.
          ----------------------------------------------------------

          At least two business days prior to the Closing Date, the Company shall provide a true, correct and complete listing of all consolidated accounts payable, accrued expenses and accounts receivable of the Company and its Subsidiaries as of the most reasonably practicable recent date and as of the end of each month after the latest month provided in Schedule 4.7(f), which schedule
                                                 ---------------
shall set forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable and accrued expenses) and the amount owed by or owing to such account debtor or account creditor (identifying the portion of such amount that is current, 30, 60, 90 and more than 90 days past due).

    6.17  No Transfers.
          -------------

          No Shareholder will, directly or indirectly, grant or suffer to exist any Encumbrance (other than Encumbrances for the benefit of the Company) on any Shares held by such Shareholder or otherwise transfer, sell, assign or otherwise dispose of any Shares or any interest therein.

                                   ARTICLE 7

                                   CONDITIONS

    7.1 Conditions to Each Party's Obligation to Effect the Merger.
        ----------------------------------------------------------

          The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

     (a) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

     (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    7.2 Conditions to the Company's Obligation To Effect the Merger.
        -----------------------------------------------------------

          The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions: All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and Purchaser shall have performed in all material respects all covenants and agreements required to be performed by then under this Agreement at or prior to the Effective Time.

    7.3 Conditions to Purchaser's Obligations to Effect the Merger.
        ----------------------------------------------------------

          The obligations of Purchaser to effect the Merger shall be subject to the satisfaction or waiver by Purchaser, prior to the proposed Effective Time, of the following conditions:

     (a) All of the representations and warranties of the Company and the Shareholders set forth in this Agreement, shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and the Company and the Shareholders shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

     (b) There shall not have occurred any Material Adverse Change since the Latest Balance Sheet Date.

     (c) The conditions set forth in the Financing Letters shall have been satisfied or waived and the funding referred to therein shall be available to Purchaser on terms no less favorable to Purchaser than are set forth in such Financing Letters.

     (d) All filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and Permits required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the consummation of the Merger including without limitation those under EHS Requirements of Law, have been made and/or obtained, other than those the failure of which to be made and/or obtained would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger.

     (e) All notices required to be given prior to the Effective Time with, and all consents, approvals, authorizations, waivers and amendments required to be obtained prior to the Effective Time from, any third party in connection with the consummation of the Merger and the financing thereof, have been made and/or obtained (or, if the notice, consent, approval, authorization, waiver or amendment that is not so made and/or obtained is required pursuant to the terms of any of the Company's Indebtedness or obligations for money borrowed, the Company repays such Indebtedness or obligation on or prior to the Effective
Time), other than those the failure of which to be made and/or obtained would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger.

     (f) All Transaction Expenses shall have been paid prior to the Closing and the Purchaser shall have received evidence reasonably satisfactory to it that such payment has occurred.

     (g) Subject to any provision contained in any Employment Agreement, all Indebtedness and Liabilities owing to or from any shareholder, director, officer or employee of the Company or any Subsidiary immediately prior to the Effective Time shall be paid in full and the Purchaser shall have received evidence satisfactory to it in its reasonable discretion that neither the Company nor any Subsidiary shall have any Liability to any such Person from and after the Closing and that each such other Person shall have fully satisfied all Liabilities owing by any such Person to the Company or any Subsidiary (it being understood that any amount owing to the Company shall be paid by setting off any payments in respect of any Indebtedness or Liabilities against any Merger Consideration or other payments to be made to such Persons at the Closing).

     (h) Subject to any provision contained in any Employment Agreement, all Contracts, arrangements or understandings with any current or former shareholder, officer, director or employee of the Company or any Subsidiary (other than any collective bargaining agreements, union contracts or similar agreements covering employees of the Company) shall have been terminated effective as of the Closing without any future Liability of the Company or any Subsidiary and the Purchaser shall have received evidence reasonably satisfactory to it of such termination (it being understood that any amount owing to the Company in respect thereof shall be paid by setting off any Liabilities owing to any such Person against any Merger Consideration or other payments to be made to such Persons at the Closing).

     (i) All outstanding shares of Preferred Stock that are convertible into Shares shall have been converted into Shares prior to the Closing and the Purchaser shall have received evidence reasonably satisfactory to it of such conversion.

     (j) The holders no more than 5% in the aggregate of the outstanding Shares shall have validly elected to demand the appraisal of their Shares pursuant to the Pennsylvania Statute.

     (k) All of the officers, directors and employees of the Company and each Subsidiary requested by the Purchaser to resign shall have resigned.

     (l) Subject to Section 7.14(c), the Company shall have filed a General Information Notice (GIN) with the NJDEP with respect to the Real Property located in New Jersey, and either (i) received a No Further Action Letter from the NJDEP, or (ii) caused the Company to enter into a Remediation Agreement (as defined under ISRA) with NJDEP specifying that the Company will be responsible for any costs associated with any requirements thereunder, with respect to any and all Real Property subject to ISRA.

     (m) The terms of the Indenture shall have been amended, and the Notes issued thereunder shall remain outstanding, in a manner acceptable to the Purchaser, in its reasonable discretion, pursuant to Section 6.12 hereof.

     (n) The Purchaser shall have been provided with a certificate from an officer of the Company certifying that the conditions precedent to the Purchaser's obligations set forth in this Section shall have been satisfied.

     (o) The Purchaser shall have received from David R. Hamilton and George McFadden a Qualifying Letter of Credit.

     (p) (i) the sum of any EHS Damages which in the written opinion of Purchaser's consultant (which shall be one or more of the consultants listed on

Schedule 7.3(p)(1)) are reasonably expected to be required to be incurred
-------------------
pursuant to EHS Requirements of Law due to conditions other than those identified on Schedule 7.3(p)(2) discovered by the Purchaser after the date
              ------------------
hereof and prior to the Closing in the course of Purchaser's due diligence or due to any new Proceeding or Order or any new claim or amended claim arising in connection with any existing Proceeding, Order or condition, plus (ii) the reasonably expected costs based on the Purchaser's consultant's evaluation in writing, for full compliance and remediation required pursuant to any EHS Requirement of Law (including pursuant to ISRA and the Connecticut Transfer Act) resulting from the announcement or consummation of the transactions contemplated by this Agreement, shall not in the aggregate exceed $4,000,000; provided that,
                                                                 --------
in the Shareholder Representative's sole discretion, such amount may be increased, at any time prior to two days after Purchaser delivers a notice that it intends to terminate this Agreement pursuant to Section 9.1 based upon the condition set forth in this Section 7.3(p) not being satisfied, to an amount not to exceed $5,000,000 (such excess amount over $4,000,000, the "Indemnity Cap
                                                               -------------
Adjustment Amount"); it being understood that if such amount exceeds $5,000,000,
-----------------
Purchaser shall be under no obligation to effect the Merger.

    7.4 Conditions to Obligations of the Shareholders.
        ---------------------------------------------

          The obligations of the Shareholders under this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Shareholders:

     (a) Accuracy of Representations and Warranties.  All representations and
         ------------------------------------------
warranties made by Purchaser in this Agreement and the Related Documents shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date with the same effect as if such warranties and representations had been made as of the Closing Date, and the Company and the Shareholders shall have received a certificate to that effect signed by Purchaser and by a principal executive officer of Purchaser.

     (b) Performance of Obligations of Purchaser.  Purchaser shall have
         ---------------------------------------
performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Related Documents prior to or as of the Closing Date and the Company and the Shareholders shall have received a certificate to that effect signed by Purchaser.

                                   ARTICLE 8

                                INDEMNIFICATION

    8.1 Indemnification Generally; Etc.
        -------------------------------

     (a) Subject to the further terms of this Article VIII, the Shareholders agree severally but not jointly with respect only to the representations in
Article III hereof and to any individual obligations hereunder, and otherwise, the Shareholders agree, jointly and severally, to indemnify, from and after the Closing Date, Purchaser Indemnified Persons for, and hold them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following (in each case without giving effect to any qualification as to materiality contained in this Agreement):

           (i) the inaccuracy or breach of any representation or warranty of the Company or the Shareholders contained herein or in any certificate delivered by any Shareholder or the Shareholders' Representative in connection herewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

           (ii) the breach of any agreement or covenant of the Shareholders or Company contained in this Agreement, excluding the covenants set forth in
     Section 6.14, as to which the sole remedies are set forth in Section 7.3(q) and Article IX;

           (iii) any Liabilities or obligations arising out of or relating to Leaman Air (whether incurred prior to or after the Closing); and

           (iv) any EHS Damages arising from or relating to (A) the presence, Release, threatened or suspected Release, of any Contaminants, from, in, to, on, or under any Property existing as of the Closing Date; (B) the shipment of Contaminants generated by the Company, any predecessors of the Company, or any Person previously owned by the Company, to any off-site location prior to the Closing Date, (C) any violation of any EHS Requirement of Law by the Company, any predecessor of the Company or any Person previously owned by the Company prior to the Closing Date or (D) compliance with ISRA, the Connecticut Transfer Act and any other EHS Requirement of Law triggered by the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Shareholders' indemnification obligations hereunder shall not extend to any EHS Damages that arise solely as a result of any act or condition first created after the Closing Date and caused by Purchasers or their representatives. After the Closing, the provisions of this Agreement shall be the sole remedies available to the Parties for EHS Damages.

           (v) The failure of the Company or the Surviving Corporation to withhold any Tax due to be withheld from any amount paid or consideration transferred pursuant to the terms hereof to any Shareholder of the Company.

     (b) Subject to the further terms of this Article VIII, Purchaser agrees to indemnify the Shareholders' Indemnified Persons for, and hold them harmless from and against, any and all Shareholders' Losses arising from or in connection with any of the following:

           (i) the inaccuracy or breach of any representation or warranty of Purchaser contained herein or any certificate delivered by Purchaser in connection herewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

           (ii) the breach of any agreement or covenant of Purchaser contained in this Agreement.

           (iii) (A) the operation of the Company after the Effective Time, but only to the extent such Shareholders' Losses do not result from the operation of the Company prior to the Effective Time, and (B) the failure of the Company after the Effective Time to pay indefeasibly, and on a timely basis, all amounts payable in respect of the shares of Series A Preferred Stock and Series C Cumulative Preferred Stock issued and outstanding immediately after the Effective Time.

     (c) Notwithstanding the provisions of Section 8.1(a), with respect to any
                                           --------------
Purchaser Loss for which the Shareholders are jointly and severally liable pursuant to Section 8.1(a), Messrs. David Hamilton and George McFadden shall
            --------------
each be jointly and severally liable for only up to 60% of such Purchaser Loss.

    8.2 Assertion of Claims.
        -------------------

          No claim shall be brought for a breach of a representation or warranty under Section 8.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.3 of any Third Party Claim (as hereinafter defined), the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 8.1.

    8.3 Notice and Defense of Third Party Claims.
        ----------------------------------------

          The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:
------------------

     (a) The Indemnified Persons shall give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay or
                                        --------  -------
inadequacy on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

     (b) If the Indemnifying Persons shall acknowledge irrevocably in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if
(i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

     (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 8.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 8.3(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 8.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or (ii) of the proviso of Section 8.3(b), the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

     (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

    8.4 Environmental Indemnification Procedures.
        ----------------------------------------

     (a) Application.  Notwithstanding anything in this Agreement to the
         -----------
contrary, (i) the indemnification procedures in this Section shall apply to any claim for indemnification arising from or relating to EHS Damages or EHS Requirements of Law, and (ii) after the Closing, the indemnities set forth in this Article VIII shall be the parties' sole remedy with respect to EHS Damages.

     (b) Environmental Response Action.  The Purchaser shall determine the
         -----------------------------
manner of resolution of, and shall otherwise control the management and implementation of any part of the defense, response, Proceedings or settlement relating to any Losses for which the Shareholders have an indemnity obligation under Section 8.1(a)(i), (ii) or (iv) and which involves or relates to the investigation, study, sampling, testing, abatement, monitoring, cleanup, removal, remediation, other response action, third party action or regulatory Proceeding relating to (i) the Release or presence of Contaminants at, from, in, to, on, under, or about any Property currently leased or operated by the Company or any Subsidiary, (ii) the Company's transportation to or arrangements for the treatment, storage, handling or disposal of any Contaminants at any off-site
location or (iii) violation of any EHS Requirement of Law.   For all matters
other than those identified on Schedule 8.4(e), Shareholders' indemnity obligations with respect to the matters identified in this Section 8.4(b) shall be governed in accordance with the following procedures until the Environmental Survival Date:

           (i) Purchaser shall provide written notice to the Shareholders (each such notice an "Environmental Response Action Notice") setting forth with
                     ------------------------------------
     reasonable particularity the nature of the condition or event giving rise to the related Environmental Response Action Notice, the nature of the activities undertaken or to be undertaken by Purchaser with respect thereto (to the extent then determinable), and the estimated cost associated with such activities (to the extent then estimable).

           (ii) The Shareholder Representative shall within fifteen (15) days after receipt of an Environmental Response Action Notice, notify Purchaser in writing that the Shareholders object in whole or in part to the actions contemplated by the Environmental Response Action Notice. If no such objection is received within such fifteen (15) day period, the Losses associated with the Environmental Response Action Notice shall conclusively be deemed Losses for which Shareholders have an indemnity obligation and the actions contemplated by the Environmental Response Action Notice shall be conclusively deemed approved by the Shareholders. The Shareholders agree that their approval of Environmental Response Action Notices will not be unreasonably withheld. The parties shall resolve any disputes regarding whether Shareholders' Indemnifying Persons have an indemnification responsibility for any matter set forth in an Environmental Response Action Notice according to the procedures set forth in Section 8.4(d).

           (iii) Subject to the provisions of Section 8.4(b)(ii), prior to the Environmental Survival Date, Shareholders shall reimburse Purchaser for Losses associated with Environmental Response Action Notices within thirty days of receipt of an invoice or notice setting forth amounts incurred by the Company for such Losses. Shareholders' indemnification obligations for Losses associated with Environmental Response Action Notices that are expected to be paid after the Environmental Survival Date shall be determined in accordance with the procedures set forth in Section 8.4(e).

           (iv) The Purchaser shall undertake all matters governed by this
     Section 8.4 in good faith and in a responsible manner, and any activities conducted in connection herewith shall be undertaken promptly and concluded expeditiously using commercially reasonably efforts, subject to the requirements, schedules and approvals required by the applicable Governmental Entities. The parties agree to reasonably cooperate with one another in connection with the requirements of this Section.

     (c) Remedial Action.  The obligations of Shareholders' Indemnifying
         ----------------
Persons hereunder with respect to Losses associated with any Remedial Action shall be determined in accordance with the following criteria. Such Remedial Action shall:

           (i) Attain compliance in a reasonably cost-effective manner with applicable EHS Requirements of Law, including without limitation, all action levels or cleanup standards promulgated thereunder, and any lawful order or directive of an appropriate Governmental Entity;

           (ii) Interfere to the least extent reasonably practicable with operations at any affected Properties; provided, that for purposes of this
                                            --------
     Section, a determination of what is "reasonably practicable" shall include an evaluation of the relative costs and benefits of proposed Remedial Action; and

           (iii) Not be required to render any affected Properties suitable for use beyond use as an industrial property, provided, however, that a
                                               --------  -------
     Remedial Action shall meet all lawful requirements imposed by a Governmental Entity.

     (d) Notification and Disputes.  In the event the Shareholders object to
         -------------------------
all or any part of an Environmental Response Action Notice or any Remedial Actions planned by Purchaser on a timely basis, the Shareholder Representative shall notify Purchaser in writing of their specific disagreement (and the basis therefor) regarding such Environmental Response Action Notice or Remedial Action. If the Shareholders' objection relates to Remedial Action, the Shareholders shall provide an alternative proposal describing in reasonable detail the proposed activities or response, including estimated costs associated therewith ("Dispute
                                                           -------
Notification"), within fifteen (15) days of its receipt of the related
------------
Environmental Response Action Notice Purchaser and the Shareholders shall thereafter negotiate in good faith in an attempt to reach an agreement as to the disputed Environmental Response Action Notice or Remedial Action. If unable to resolve their dispute within twenty (20) days, either Party may submit the dispute to Deloitte & Touche or a professional skilled in mediation in a nationally accredited firm mutually agreed upon (the "Neutral Third Party"). The
                                                      -------------------
parties may submit statements and documents to the Neutral Third Party regarding the dispute, provided that copies of any such statements or documents are
             --------
simultaneously be provided to the other party. The Neutral Third Party shall render a decision within thirty (30) days of submission of the dispute to the Neutral Third Party. The Neutral Third Party's decision shall be final, binding and unappealable by the Purchaser and the Shareholders. Such decision shall be communicated by the Neutral Third Party to Purchaser and Shareholders in writing and shall state the basis of the decision.

     (e) Indemnity with Respect to Certain EHS Damages.  Subject to the
         ----------------------------------------------
limitations contained in Section 8.6(b), with respect to matters identified in
Schedule 8.4(e) and with respect to Post True-Up EHS Damages, the Shareholders shall satisfy their obligations pursuant to Section 8.1(a)(iv) as follows:

           (i) EHS Damages Paid During the Environmental Survival Period.  If,
               ----------------------------------------------------------
     prior to the Environmental Survival Date, the Company shall have paid Actual EHS Damages with a future value in excess of the future value of the Expected EHS Damages, Shareholders shall pay to the Purchaser an amount equal to such excess. If prior to the Environmental Survival Date, the Company shall have paid Actual EHS damages with a future value less than the future value of Expected EHS Damages, the Shareholders indemnity obligations pursuant to Section 8.4(e)(ii) shall be reduced in the amount of the difference between the future value of Actual EHS Damages and Expected EHS Damages (the "Survival Period Credit"). The future value
                                ----------------------
     shall be calculated as of the Environmental Survival Date based on the time of the actual or expected cash payments (as applicable), compounded annually and using a discount factor equal to the rate of interest on the notes sold by the Surviving Corporation or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement. Subject to the other applicable procedures set forth in this Article VIII and subject to the limitations set forth in Section 8.6, if at any time prior to the Environmental Survival Date, the Company shall have paid Actual EHS Damages in an aggregate amount of more than $5 million in excess of the Expected EHS Damages for the period commencing on the Closing Date and ending on the date of the determination of any such Actual EHS Damages, then the Shareholders shall pay to the Purchaser Indemnified Persons, promptly upon request an amount equal to the excess of the Actual EHS Damages paid by the Company prior to the Environmental Survival Date over the Expected EHS Damages for such period (such amount, the "Pre True-Up
                                                                 -----------
     Payment").
     -------

           (ii) EHS Damages to be Paid After the Environmental Survival Period.
                ---------------------------------------------------------------
     If, as of the Environmental Survival Date, the present value of the Post True-Up EHS Damages exceeds the present value of the Post True-Up Expected EHS Damages, then the Shareholders shall pay to the Purchaser an amount equal to such excess, less the Survival Period Credit (if any). If the present value of the Post True-Up EHS Damages is less than the present value of the Post True-Up Expected EHS Damages, the Shareholders' indemnity obligation pursuant to paragraph 8.4(e)(i), if any, shall be reduced in an amount equal to the difference between the Post True-Up EHS Damages and the Post True-Up Expected EHS Damages. For the purposes of this Agreement, Post True-Up EHS Damages shall be calculated as of the Environmental Survival Date based on the time of the expected cash payments. The present value shall be calculated as of the date of payment based on the schedule of the Post True-Up EHS Damages and the Post True-Up Expected EHS Damages (as applicable), compounded annually and using a discount factor equal to the rate of interest on the notes sold by the Surviving Corporation or its Affiliates in connection with the consummation of the transactions contemplated hereby.

           (iii)  Procedures for Determining Post True-Up EHS Damages.  For the
                  ---------------------------------------------------
     sixty day period immediately preceding the Environmental Survival Date, the parties shall seek to agree in good faith upon the Post True-Up EHS Damages. If the parties are unable to agree in good faith prior to the Environmental Survival Date, the following procedures shall apply:

               (A) On or prior to the Environmental Survival Date, the parties shall submit the determination of Post True-Up EHS Damages to the Neutral Third Party. The issues presented to the Neutral Third Party shall be limited to the determination of the disputed items included in the estimated amount of the Post True-Up EHS Damages.

               (B) The parties may submit statements and documents to the Neutral Third Party to assist in determination of Post True-Up EHS Damages.

               (C) The Neutral Third Party shall render a decision regarding the disputed Post True-Up EHS Damages within thirty days of submission of the request for determination to the Neutral Third Party.

               (D) Within ten (10) days of receipt of the Neutral Third Party's determination, either Purchaser or the Shareholders (acting through the Shareholders' Representative) may submit the Neutral Third Party's decision to arbitration. Arbitration shall be conducted in New York, New York and, to the extent reasonably practicable, the arbitrators selected shall be resident in New York. Arbitration shall be limited to determination of the disputed items included in the estimated amount of the Post-True-Up EHS Damages, and the arbitrators shall have no jurisdiction or authority to resolve any claims not so related, whether arising by way of asserted rights, offsets, or otherwise.

               (E) In the event that determination of the Post-True-Up EHS Damages is submitted to arbitration, Purchaser and the Shareholders (acting through the Shareholder

     Representative) shall appoint one arbitrator each within 10 days after the request of the other Party, and a third arbitrator shall be chosen by the other two arbitrators, provided that if the two arbitrators fail to agree upon the third arbitrator (or any Party fails to appoint an arbitrator in the period specified above), the additional arbitrator(s) shall be appointed by the American Arbitration Association, New York, New York. All three arbitrators must be chosen within 20 days of receipt of notice for arbitration. The arbitration shall be completed within 120 days of the date the matter is submitted to arbitration. For purposes of this Section 8.4 time is of the essence.

               (F) The arbitrators' decision shall be final and binding on the Parties. Upon delivery of such decision, the Purchaser shall be entitled to draw against the Qualifying Letters of Credit for the amount to which the Purchaser is entitled pursuant to the terms hereof (subject to the limitations set forth in Section 8.4(e)(iii)(G)). Such decision shall be communicated by the arbitrators to the Parties in writing and shall state the basis of their decision. Any arbitration award shall be enforceable in any court of competent jurisdiction. The parties hereby consent to such jurisdiction and to entry of judgment thereon.

               (G) Within ten (10) days of a determination of the Post True-Up EHS Damages, the Shareholders shall pay Purchaser the excess of the present value of the excess of the Post True-Up EHS Damages over the present value of the Post True-Up Expected EHS Damages. The Purchaser agrees not to draw against the Qualifying Letters of Credit until the expiration of such 10-day period, unless the L/C Expiration Date (as hereinafter defined) would occur during such time frame.

               (H) Notwithstanding anything to the contrary contained in this Agreement, the Shareholders indemnification under Section 8.1 with respect to any EHS Damages shall survive the Environmental Survival Date until the resolution of the matters referred to in this Section 8.4. Each Party shall bear its own costs associated with determination by the Neutral Third Party and/or arbitration.

           (iv) Notwithstanding anything to the contrary herein, the Shareholders' indemnity obligations shall be subject to the Cap or, if applicable, the Adjusted Cap, as set forth in Section 8.6(b).

    8.5 Survival of Representations and Warranties.
        ------------------------------------------

     (a) Subject to the further provisions of Section 8.4 and this Section
8.5, the representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until the date that is 18 months immediately following the Closing Date; provided, however, that (i) the representations and warranties
              --------  -------
contained in (x) Sections 3.1 and 3.2, the first and last sentences of Section 4.1(a), the first sentence of Section 4.1(b), the first two sentences of Section
4.2 and Sections 4.4(a), 4.4(b), 4.4(c) and 4.12(d) (except for the last sentence thereof) (collectively, the "Subject R&W"), (y) Section 5.1 and the
                                      -----------
first two sentences of Section 5.2 and (z) the representations and warranties contained in Section 4.11 shall survive the Closing Date until the expiration of the respective statutes of limitation for Third Party Claims applicable to the matters covered thereby, or, if there is no such statute of limitation, for six years, (iii) the representations and warranties contained in
Section 4.20 shall survive until the 5 year anniversary of the Closing Date and
(iii) subject to the provisions of Section 8.4(e), the representations and covenants contained in Section 4.21 shall survive until the end of the 27th month immediately following the Closing Date (the "Environmental Survival
                                                   ----------------------
Date"). The covenants and other agreements of the parties contained in this
----
Agreement shall survive the Closing Date until they are otherwise terminated by their terms. For convenience of reference, the date upon which any representation or warranty and covenants contained herein shall terminate, if any, is referred to herein as the "Survival Date".
                                   -------------

     (b) Subject to the provisions of Section 8.4(e), the Shareholders' indemnification obligations pursuant to Section 8.1(a)(vi) shall survive until the Environmental Survival Date.

     (c) From and after the Closing, the Shareholders shall have no recourse against the Company for any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement.

    8.6 Limitations on Indemnification.
        ------------------------------

     (a) Indemnity Baskets for the Shareholders.  Purchaser Indemnified
         --------------------------------------
Persons shall not have the right to be indemnified for breaches of representations and warranties pursuant to Section 8.1(a)(i) unless and until Purchaser Indemnified Persons shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $500,000.00, in which event the right to be indemnified shall apply only to the extent such Losses exceed $500,000.00; provided, however, that in no event shall the limitations set forth in this
--------  -------
Section 8.6(a) apply with respect to the representations and warranties set forth in the Subject R&W or any claim arising as a result of fraud.

     (b) Indemnity Limitations for the Shareholders.  Except as provided
         ------------------------------------------
herein, the sum of all Losses pursuant to which indemnification is payable by the Shareholders in the aggregate pursuant to Section 8.1(a)(i) and Section 8.1(a)(iv) shall not exceed $10,750,000 (the "Cap"), plus an amount equal to the
                                              ---    ----
Indemnity Cap Adjustment Amount (the "Adjusted Cap"), and no Shareholder shall
                                      ------------
be liable to Purchaser for any amount in excess of the portion of the Merger Consideration received by such Shareholder; provided, however, that in no event
                                            --------  -------
shall the limitations set forth in this Section 8.6(b) apply with respect to the representations and warranties set forth in the Subject R&W or any claim arising as a result of fraud.

     (c) The Shareholders shall have no duty of indemnification with respect to costs of compliance with EHS Requirements of Law enacted or amended after the Closing to the extent that such EHS Requirements of Law impose additional requirements, financial or other obligations or liabilities of any kind or character that are more burdensome than those that would have been imposed under EHS Requirements of Law in effect as of the Closing.

    8.7 Letter of Credit.
        ----------------

          From and including the Closing Date until the third anniversary of the Closing Date or the end of the 39th month after the Closing Date (or such earlier date as payment has been made pursuant to 8.4(e)(iii)(G)) if, as of the third anniversary thereof, (i) no final determination of Post True-Up EHS Damages has been made, or (ii) if such a determination has been made and the Purchaser is entitled to payment pursuant to 8.4(e)(iii)(G), but such payment is not received prior to such date (such date, the "L/C Expiration Date"), David R.
                                                 -------------------
Hamilton and George McFadden shall cause one or more Qualifying Letters of Credit to be issued (and, at all relevant times, maintained) in an aggregate principal amount equal to the Adjusted Cap. The term "Qualifying Letter of
                                                       --------------------
Credit" means a letter of credit which is (a) irrevocable, (b) is issued by a
------
reputable and solvent bank with assets of at least $2 billion, (c) shall specifically provide that it secures the Shareholders' obligations pursuant to
Article VIII, (d) shall specifically provide that the issuing bank shall pay to the Purchaser Indemnified Persons, immediately after the failure of any Shareholder to pay any amount to any such Person when due as required by this Agreement and (e) shall remain outstanding until, and shall not mature prior to, the L/C Expiration Date. Nothing contained in this Section 8.6(c) shall in any way abrogate the liability of the Shareholders under Article VIII for a breach of the representations and warranties set forth herein. The Purchaser agrees
(a) to draw upon each such Letter of Credit on an equal basis (unless, for any reason, either of the Qualifying Letters of Credit shall cease to be available before the L/C Expiration Date or the Adjusted Cap has been exhausted) and (b) to pay the reasonable bank fee (up to an aggregate amount equal to 2% of the face value of the Qualifying Letters of Credit per year) payable in respect of the Qualifying Letters of Credit. The parties hereto agree and use all commercially reasonable efforts to ensure that all procedures set forth herein with respect to determining Post True-Up EHS Damages shall be finalized and any payments required to be made pursuant to Section 8.4(e)(iii)(G) shall be made prior to the L/C Expiration Date.

    8.8 No Indemnification Set-Offs.
        ---------------------------

          Sums due under this Article VIII shall not be set off against or
                              ------------
subject to set-off by, other sums due to and from the parties hereto.

                                   ARTICLE 9

                       TERMINATION; EFFECT OF TERMINATION

    9.1 Termination.
        -----------

          This Agreement may be terminated at any time prior to the Closing by:

     (a) the mutual written consent of Purchaser and the Company; or

     (b) Purchaser, if there has been a material breach by the Shareholders or the Company of any representation, warranty, covenant or agreement set forth in this Agreement which is not cured by the Company or the Shareholders within 10 days after notice thereof; or

     (c) the Company, if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which is not cured by Purchaser within 10 days after notice thereof; or

     (d) Purchaser, if the conditions set forth in Sections 7.1 or 7.3 shall not have been satisfied or waived by October 31, 1998; or

     (e) the Company, if the conditions set forth in Sections 7.1 or 7.2 shall not have been satisfied or waived by October 31, 1998;

     (f) Purchaser, or the Company, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable; or

     (g) Purchaser, if the condition set forth in Section 7.3(p) shall not be satisfied.

provided, however, that none of the Shareholders, the Company or the Purchaser
--------  -------
shall be entitled to terminate this Agreement if such party's breach of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

    9.2 Effect of Termination.
        ---------------------

          Without limiting the rights of Purchaser pursuant to Section 10.13, in the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect except for this Section 9.2 and
Article X, each of which shall survive the termination of this Agreement. Without limiting the rights of Purchaser pursuant to Section 10.13, if there shall have occurred an intentional, willful or knowing breach by the Shareholders or the Company of any one or more representations and warranties or covenants in this Agreement and as a result thereof this Agreement is terminated by the Purchaser pursuant to Section 9.1(b) or 9.1(d), then the Company shall pay to Purchaser all costs and expenses (including reasonable attorneys' fees and expenses) incurred by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement, including all costs and expenses (including reasonable attorneys' fees and expenses) incurred by or on behalf of Purchaser in connection with the transactions contemplated by the Financing Letters and in enforcing this provision.

          Without limiting the rights of the Company pursuant to Section 10.13, if there shall have occurred an intentional, willful or knowing breach by Purchaser of any one or more representations and warranties or covenants in this Agreement and as a result thereof this Agreement is terminated by the Company pursuant to Section 9.1(c) or 9.1(e), then the Purchaser (or its assignee) shall pay to the Company all costs and expenses (including reasonable attorneys' fees and expenses) incurred by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including all costs and expenses (including reasonable attorneys' fees and expenses) incurred by or on behalf of the Company in enforcing this provision.

          The Liability of any party for any intentional, willful or knowing breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

    10.1  Amendment.
          ---------

          This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    10.2  Entire Agreement.
          ----------------

          Except for that certain Confidentiality Agreement dated November 14, 1997 between an affiliate of Purchaser and the Company, which shall remain in full force and effect until the Effective Time, notwithstanding the provisions of this Section 10.2, this Agreement and the other agreements and documents referenced herein (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.

    10.3  Severability.
          ------------

          It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    10.4  Benefits of Agreement; Assignment.
          ---------------------------------

          All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the consent of the other party; provided that Purchaser
                                                      --------
may assign its rights and obligations hereunder without the consent of any Person to (a) any Affiliate of Purchaser or any shareholder, partner or member of Purchaser or (b) Apollo Management, L.P. or any Person that is managed or controlled by, or is an Affiliate of, Apollo Management, L.P.

    10.5  Expenses.
          --------

          Except as otherwise provided in this Agreement, Purchaser, the Company and the Shareholder shall each bear their own expenses, incurred in connection with this Agreement and the Related Documents.

    10.6  Heading.
          -------

          Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

    10.7  Notices.
          -------

          All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a part as shall be specified by like notice):

     (a)     if to the Company, to:

             Chemical Leaman Corporation
             102 Pickering Way
             Exton, Pennsylvania  19341-0200
             Telephone:  (610) 363-4215
             Telecopier:  (610) 363-4233
             Attention:  Mr. David Boucher

     with a copy to (prior to the Effective Time, only):

             Pepper Hamilton LLP
             3000 Two Logan Square
             Eighteenth and Arch Streets
             Philadelphia, PA 19103-2799
             Telephone:  (215) 981-4000

             Telecopier:  (215) 981-4750
             Attention:  Barry M. Abelson

     (b) if to the Shareholders' Representative, to:

            George McFadden & David Hamilton
            c/o McFadden Brothers
            745 Fifth Avenue
            New York, N.Y.
            Telephone:
            Telecopier:
            Attention:

     with a copy to:

            Pepper Hamilton LLP
            3000 Two Logan Square
            Eighteenth and Arch Streets
            Philadelphia, PA 19103-2799
            Telephone:  (215) 981-4000
            Telecopier:  (215) 981-4750
            Attention:  Barry M. Abelson

    (c)     if to Purchaser, to:

            Purchaser, Inc.
            c/o Apollo Management, L.P.
            1301 Avenue of the Americas, 38/th/ Floor
            New York, New York  10019
            Telephone:  (212) 261-4000
            Telecopier:   (212) 261-4102
            Attention:  Josh Harris

     with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Telephone No.:  (212) 480-2400
            Facsimile No.:  (212) 728-5950
            Attention:  John J. Suydam, Esq.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

    10.8  Counterparts.
          ------------

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

    10.9  Governing Law.
          -------------

          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

    10.10  Incorporation of Exhibits and Schedules.
           ---------------------------------------

           The Exhibits, Schedules and Annexes identified in this Agreement are
               --------  ---------     -------
incorporated herein by reference and made a part hereof.

    10.11  Independence of Covenants and Representations and Warranties.
           ------------------------------------------------------------

          All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

    10.12  Interpretation; Construction.
           ----------------------------

           The term "Agreement" means this agreement together with all schedules
                     ---------
and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) the actual
                     --------------
knowledge of such Person and (ii) that knowledge which would have been acquired by such Person after making due inquiry of those officers, directors and key employees of the Person who should reasonably be expected to have actual knowledge of the matters in question. Without limiting the generality of the foregoing, when used in the case of the Company, the term "Best Knowledge" shall include the Best Knowledge of the Shareholders. The
 --------------
use in this Agreement of the term "including" means "including, without
                                   ---------         ------------------
limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto",
-----------             ------    ------    ---------    ------    ------
"hereinafter", and other words of similar import refer to this Agreement as a
 -----------
whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

    10.13  Remedies.
           --------

           The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or equity, including rights to bring actions for contract damages, specific performance and injunctive and other equitable relief to enforce or prevent a breach or any violation of this Agreement. All such rights and remedies shall, to the extent permitted by applicable Law, be cumulative. Notwithstanding the foregoing, after the Closing, the provisions of Article VIII hereof shall provide the parties'
                           ------------
exclusive remedies with respect hereto.

    10.14  Waiver of Jury Trial.
           --------------------

           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the date first written above.

                    The Purchaser:


                    PALESTRA ACQUISITION CORP.


                    By:
                       -------------------------------------
                              Name:
                              Title:

                    The Company:

                    CHEMICAL LEAMAN CORPORATION


                    By:
                       -------------------------------------
                              Name:
                              Title:

                    The Shareholders:



                    David R. Hamilton


                    CATHARINE C. HAMILTON
                    CATHARINE ELIZABETH HAMILTON
                    TENNESSE ALEXIS HAMILTON


                    By:
                       -------------------------------------
                              David R. Hamilton
                              Attorney-in-Fact

                    HAMILTON FAMILY TRUST


                    By:
                       -------------------------------------
                              Trustee



                    ----------------------------------------
                    Samuel C. Hamilton


                    ----------------------------------------
                    George McFadden


                    ----------------------------------------
                    John H. McFadden

                    TRUSTEES U/W/O ALEXANDER B.
                    MCFADDEN, DECEASED, F/B/O JOHN, MARY AND GEORGE MCFADDEN


                    By:
                        ------------------------------------
                              George McFadden, Trustee


                    By:
                        ------------------------------------
                              Alexander Cushing, Trustee


                    By:
                        ------------------------------------
                              Mellon Bank (East), Trustee


                    TRUSTEE U/W/O GEORGE MCFADDEN,
                    DECEASED, F/B/O GEORGE MCFADDEN


                    By:
                        ------------------------------------
                              George McFadden, Trustee


                    By:
                        ------------------------------------
                              Alexander Cushing, Trustee


                    By:
                        ------------------------------------
                              Mellon Bank (East), Trustee

                    TRUSTEES U/W/O GEORGE MCFADDEN,
                    DECEASED, F/B/O JOHN H. MCFADDEN


                    By:
                        ------------------------------------
                              George McFadden, Trustee


                    By:
                        ------------------------------------
                              John H. McFadden, Trustee


                    By:
                        ------------------------------------

                              Mellon Bank (East), Trustee


                    TRUSTEES U/W/O GEORGE MCFADDEN,
                    DECEASED, F/B/O MARY JOSEPHINE MCFADDEN


                    By:
                        ------------------------------------
                              George McFadden, Trustee


                    By:
                        ------------------------------------
                              Mellon Bank (East), Trustee


                    ----------------------------------------
                    Lesley Taylor


                    TRUSTEES F/B/O ELIZABETH CUTTING MCFADDEN


                    By:
                        ------------------------------------
                              George McFadden, Trustee


                    By:
                        ------------------------------------
                              Lesley Taylor


                    ----------------------------------------
                    Eugene C. Parkerson


                    ----------------------------------------
                    David M. Boucher


                    ----------------------------------------
                    Philip J. Ringo

                    ----------------------------------------
                    Reuben M. Rosenthal


                    ----------------------------------------
                    Jack H. Elrod


                    ----------------------------------------
                    J. Stephen Hamilton


                    ----------------------------------------
                    Leon F. Palmer


                    ----------------------------------------
                    Dennis R. Copeland


                    ----------------------------------------
                    F.C. Colon-Osorio


                    ----------------------------------------
                    G. Michael Cronk


                    ----------------------------------------
                    Karen Szabo Lloyd


                    ----------------------------------------
                    Frank Lloyd


                                   ARTICLE 11

                                                                         ANNEX I
                                                                         -------

                                  DEFINITIONS
                                  -----------

    "Accounting Firm" means an independent "Big 6" public accounting firm or
     ---------------
their successors.

    "Actual EHS Damages" means all EHS Damages paid by the Company and its
     ------------------
Subsidiaries after the Closing Date with respect to all matters identified on
Schedule 8.4(e), net of any Insurance Proceeds actually received by the Company in respect of such EHS Damages.

    "Agreement" has the meaning set forth in the first paragraph to this
     ---------
Agreement.

    "Affiliate" means, with respect to any Person, (i) a director, officer or
     ---------
shareholder of such Person, (ii) a spouse of such Person, and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

    "Alternative Transaction" means any direct or indirect acquisition or
     -----------------------
purchase of assets of the Company or any Subsidiary outside the ordinary course of business or any outstanding equity securities of the Company or any Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of the Company or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, other than the transactions contemplated by this Agreement and other than the acquisition of Shares pursuant to the exercise of Company Stock Options or Warrants that are issued and outstanding as of the date hereof.

    "Audited Balance Sheet Date" has the meaning set forth in Section 4.7(a).
     --------------------------

    "Audited Financial Statements" has the meaning set forth in Section 4.7(a).
     ----------------------------

    "Best Knowledge" has the meaning set forth in Section 10.12.
     --------------

    "Boucher Special Merger Consideration" means $200,000.
     ------------------------------------

    "Business" means specialized transportation services, including short and
     --------
long-haul transportation, intermodal services, materials handling and third party logistics, principally to the chemical industry and tank cleaning and driver-related services.

    "Business Day" means any day that is not a Saturday, Sunday or a day on
     ------------
which banking institutions in New York, New York are not required to be open.

    "Closing" has the meaning set forth in Section 1.7.
     -------

    "Closing Date" has the meaning set forth in Section 1.7.
     ------------

    "Code" has the meaning set forth in Section 4.11(a).
     ----

    Common Equity Percentage" for a Shareholder means the percentage derived by
    ------------------------
dividing the number of Merger Shares owned by such Shareholder by the Merger Share Number.

    "Company" has the meaning set forth in the caption.
     -------

    "Company's By-Laws" has the meaning set forth in Section 1.4.
     -----------------

    "Company's Charter" has the meaning set forth in Section 1.4.
     -----------------

    "Confidential or Proprietary Information" means all confidential or
     ---------------------------------------
proprietary information disclosed (i) by or on behalf of the Company or the Shareholders to Purchaser, or to employees, consultants or others in a confidential relationship with any of them, or (ii) by or on behalf of Purchaser to the Company, the Shareholders or to employees, consultants or others in a confidential relationship with any of them, in each case other than such information which (A) becomes generally available to the public (other than as a result of a breach of Section 6.6), (B) was known to the party to whom such information was disclosed prior to its disclosure to such party, (C) is hereafter available to the party to whom such information was disclosed on a non-confidential basis from a source (other than the party disclosing or on whose behalf such information was disclosed) which was, to the knowledge of the receiving party after due inquiry, entitled to disclose the same or (D) is required by law, governmental order or decree to be disclosed by the party to whom such information was disclosed.

    "Connecticut Transfer Act" shall mean the Connecticut Hazardous Waste
     ------------------------
Establishment Transfer Act, Conn. Gen. Stat., 22a-134 et. seq.

    "Contaminant" means any Hazardous Substance defined or identified pursuant
     -----------
to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. or any applicable state analogs thereto, any Hazardous Waste as defined under RCRA or any applicable state analog, any Hazardous Material as defined pursuant to the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq. or any applicable state analog, radioactive substance or petroleum or any fractions thereof.

    "Contract" means any loan or credit agreement, note, bond, mortgage,
     --------
indenture, lease, sublease, purchase order or other agreement, commitment, instrument, Permit, concession, franchise or license.

    "Control" means, with respect to any Person, the possession, directly or
     -------
indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Covered Taxes" means all Taxes of the Company and each Tax Affiliate for
     -------------
periods ending on or prior to the close of business on the Closing.

    "Effective Time" has the meaning set forth in Article II.
     --------------

    "EHS Damages" means all claims, judgments, damages (including punitive
     -----------
damages), Losses, Liabilities (including strict liability), Encumbrances, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time pursuant to EHS Requirements of Law or pursuant to common law claims arising from or related to the existence of Contaminants at any of the Properties or any off-site facility to which the Company (or its predecessors) arranged for the treatment, storage or disposal of Contaminants, including without limitation:

          (i) Damages for personal injury or threatened personal injury (including sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

          (ii) Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in subparagraph (i) of this 'definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of EHS Requirements of Law including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigations, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any federal, state, local or foreign governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder; and

          (iii) Liability to any third person or Governmental Entity to indemnify such person or Governmental Entity for costs expended in connection with the items referenced in subparagraphs (i) and (ii) of this definition.

    "EHS Permits" means all Permits required under EHS Requirements of Law.
     -----------

    "EHS Requirements of Law" means all civil and criminal Laws, EHS Permits, or
     -----------------------
Orders issued promulgated or entered in order to protect human health, welfare or the environment, whether now existing or subsequently enacted, amended or superseded (except to the extent that any additional requirements, financial or other obligations or liabilities of any kind or character are more burdensome than those that would have been imposed under EHS Requirements of Law in effect as of the Closing), including, but not limited to, any Law, directive, binding policy, EHS Permit or Order relating to (x) the use, handling or disposal of any Contaminant or (y) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized Governmental Entity responsible for administering such requirements.

    "Employee Benefit Plan"  means (i) any qualified or non-qualified Employee
     ---------------------
Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in
Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded, but shall not include any Multiemployer Plan.

    "Employee Plans" has the meaning set forth in Section 4.20(a).
     --------------

    "Encumbrances" shall mean and include security interests, mortgages, liens,
     ------------
pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

    "Environmental Encumbrance" means an Encumbrance in favor of any
     -------------------------
Governmental Entity for any (a) Liability under any EHS Requirement of Law or
(b) Losses or damages arising from, or costs incurred by, such Governmental Entity in response to a Release or threatened Release of a Contaminant into the environment.

    "Environmental Survival Date" has the meaning set forth in Section 8.5(a).
     ---------------------------

    "ERISA Affiliate" means, with respect to any Person, any other Person that
     ---------------
is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any
     ------------
successor thereto.

    "Expected EHS Damages" means the dollar amount of EHS Damages expected to be
     --------------------
incurred by the Company and its Subsidiaries from and after the Closing Date to the Environmental Survival Date in respect of all matters identified on Schedule 8.4(e) as such dollar amounts are set forth in Schedule 8.4(e) hereto, net of all Insurance Proceeds which are expected to be recovered by the Company in respect of such EHS Damages). EHS Damages for 1998 shall be prorated based upon the number of days from the Closing Date through and including December 31,
1998); estimated net EHS Damages for 1999 and 2000 shall be as set forth on
Schedule 8.4(e); and estimated net EHS Damages for 2001 shall be prorated based upon the number of days from December 31, 2000 through and including the Environmental Survival Date.

    "Foreign Employee Benefit Plan" means any employee benefit plan that is
     -----------------------------
structured like an employee benefit plan described in Section 3(3) of ERISA which is maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens and who are employees of the Company or any of its ERISA Affiliates and is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

    "Foreign Pension Plan" means any employee benefit plan that is structured
     --------------------
like an employee benefit plan described in Section 3(3) of ERISA which is (i) maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens and who are employees of the Company or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to
Section 4(b)(4) of ERISA, and (iii) is required to be funded through a trust or other funding vehicle.

    "GAAP" means generally accepted accounting principles consistently applied.
     ----

    "Governmental Entity" means federal, state, local or foreign government and
     -------------------
any court, tribunal, administrative agency, commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

    "Group Health Plan" has the meaning set forth in Section 4.20(b)(viii).
     -----------------

    "Hamilton Special Merger Consideration" means $4,781,118.
     -------------------------------------

    "HSR Act" means the Hart-Scott-Rodino Antitrust  Improvements Act of 1976,
     -------
as amended.

    "ISRA" shall mean the New Jersey Industrial Site Recovery Act.
     ----

    "Income Taxes" shall mean all Taxes based upon income, including without
     ------------
limitation income Taxes, franchise Taxes based upon income and any Taxes paid in lieu of (or because they are greater than) any of the foregoing.

    "Indebtedness" shall include all obligations in respect of indebtedness for
     ------------
borrowed money (including interest payable in respect thereof), obligations incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business consistent with past practice, Liabilities of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any Encumbrance on property or assets of the Company or any Subsidiary, capital lease obligations, all prepayment premiums or penalties resulting from or arising out of the transactions contemplated by this Agreement and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

    "Indemnified Persons" means and includes the Shareholders' Indemnifying
     -------------------
Persons or Purchaser Indemnified Persons,  as the case may be.

    "Indemnifying Persons" means and includes the Shareholders' Indemnifying
     --------------------
Persons or Purchaser Indemnifying Persons, as the case may be.

    "Indemnity Cap Adjustment Amount" has the meaning set forth in Section
     -------------------------------
7.3(p).

    "Independent Contractors" means any driver who works for the Company but is
     -----------------------
not employed by the Company, including owner-operators who provide tractors to and drive exclusively for the Company.

    "Insurance Proceeds" means proceeds, other than those set forth on Schedule
     ------------------
4.16(c), from Qualified Insurance Carriers in respect of the Company's properties located in Bridgeport, New Jersey. Qualified Insurance Carriers means insurance carriers with a Moody's rating of at least [B+] and policies in favor of the Company or its Subsidiaries in existence on the date hereof with respect to the Company's properties located in Bridgeport, New Jersey.

    "Intellectual Property Rights" means all intellectual property rights,
     ----------------------------
including, without limitation, patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, including, without limitation, manuals, memoranda and records.

    "Latest Balance Sheet" has the meaning set forth in Section 4.8.
     --------------------

    "Latest Balance Sheet Date" has the meaning set forth in Section 4.7(b).
     -------------------------

    "Law" means any applicable foreign, federal, state or local law, statute,
     ---
treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

    "Leased Property" has the meaning set forth in Section 4.13(b).
     ---------------

    "Liability" means any liability or obligation, whether known or unknown,
     ---------
asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

    "Licensed Requisite Rights" has the meaning set forth in Section 4.14(b).
     -------------------------

    "Litigation Expense" means any reasonable out-of-pocket expenses incurred in
     ------------------
connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

    "Losses" means any and all losses, claims, shortages, damages, Liabilities,
     ------
expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest or penalties thereon) and insurance premium increases to the extent such increases are directly attributable to any such matter that is the subject of indemnification under Article VIII as reduced by (i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom) and (ii) tax benefits actually realized under Tax Laws in respect of such Losses, in each case net of all costs and expenses of recovering any such amount. For purposes of determining tax benefits actually realized, there shall be included tax benefits actually realized before the taxable year in which a payment for a Loss is received and tax benefits realized in the taxable year in which a payment for a Loss is received.

    "Material Adverse Change" has the meaning set forth in Section 4.6(a).
     -----------------------

    "Material Adverse Effect" means any event, condition, change, fact,
     -----------------------
circumstance or effect, which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, prospects or Liabilities of the Company and its Subsidiaries (taken as a whole) or any material casualty loss or damage to the assets of the Company or any Subsidiary, whether or not covered by insurance

    "Merger Consideration" means $77,800,000.
     --------------------

    "Merger Share Number" means the number of Merger Shares.
     -------------------

    "Merger Shares" means the shares of Company Common Stock that are issued and
     -------------
outstanding immediately prior to the Effective Time that are owned by any Person other than the Company.

    "Net Transaction Expenses" means aggregate Transaction Expenses in excess of
     ------------------------
$100,000.

    "No Further Action Letter" shall mean either (i) a No Further Action Letter
     ------------------------
(as defined under ISRA) issued by the NJDEP to the Shareholders or the Company with respect to the Real Property or (ii) a written communication by the NJDEP to the Shareholders or the Company notifying the Shareholders or the Company, as the case may be, that neither the Shareholders nor the Company shall have any further obligation relating to environmental contamination at the Real Property, other than any one or more of the following: (A) institutional or engineering controls, (B) deed restriction, (C) monitoring, (D) groundwater reclassification, (E) reopen for changed conditions.

    "Orders" means judgments, writs, decrees, compliance agreements, injunctions
     ------
or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

    "Owned Property" has the meaning set forth in Section 4.13(a)
     --------------

    "Owned Requisite Rights" has the meaning set forth in Section 4.14(b).
     ----------------------

    "Percentage of Merger Consideration" for each Shareholder means the
     ----------------------------------
percentage obtained by dividing the portion of the Merger Consideration to be received by such Shareholder pursuant to this Agreement (assuming the Net Transaction Expenses are equal to zero) by the Merger Consideration.

    "Permits" means all permits, licenses, authorizations, registrations,
     -------
franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

    "Permitted Encumbrances" means (i) Encumbrances for Taxes that are not yet
     ----------------------
delinquent or are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent (iv) laws, ordinances and governmental regulations regulating the use of occupancy of the Leased Property or the Owned Property or the character, dimensions or locations of the improvements thereon, provided that none of the same are or would be violated by the continued use of any portion of the Leased Property or the Owned Property for the purposes for which it has been customarily used by or in the Business; and (v) exceptions discoverable by an inspection or survey or other imperfections of title that do not make title unmarketable and are not so substantial as to impair the value of or interfere with the continued or contemplated use of any portion of the Owned Property or the Leased Property for the purposes for which they have been used by or in the Business.

    "Person" shall be construed broadly and shall include an individual, a
     ------
partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

    "Post True-Up EHS Damages" means the dollar amount of EHS Damages expected
     ------------------------
as of the Environmental Survival Date to be incurred by the Company for the period from and after the Environmental Survival Date, net of all Insurance Proceeds which are expected as of the Environmental Survival Date to be recovered by the Company in respect of such EHS Damages (as such Insurance Proceeds shall be determined by a nationally recognized insurance recoverables expert chosen by mutual agreement of Purchaser and the Shareholders Representative or, if no such agreement can be reached, as chosen by the Neutral Third Party).

    "Post True-Up Expected EHS Damages" means the dollar amount of EHS Damages
     ---------------------------------
expected as of the date hereof to be incurred by the Company from and after the Environmental Survival Date in respect of all matters identified on Schedule 8.4(e) as such dollar amounts are set forth in Schedule 8.4(e), net of Insurance Proceeds which are expected to be recovered by the Company for such EHS Damages.

    "Proceeding" means any action, suit, investigation or proceedings before any
     ----------
Governmental Entity or arbitrator.

    "Properties" means all real or personal property of any kind or description
     ----------
presently owned, leased, operated, or otherwise under the control of the Company or any Subsidiary.

    "Purchaser" has the meaning set forth in the first paragraph of this
     ---------
Agreement.

    "Purchaser Indemnified Persons" means and includes Purchaser, its
     -----------------------------
Affiliates, its and their successors and assigns, and the respective officers, directors, employees and agents of each of the foregoing; provided, however,
                                                          --------  -------
that any such Person or entity who was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of the Company or the Shareholders shall not in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document.

    "Purchaser Indemnifying Persons" means Purchaser and its successors and
     ------------------------------
assigns.

    "Purchaser Losses" means any and all Losses sustained, suffered or incurred
     ----------------
by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Article VIII.

    "Purchaser's By-Laws" has the meaning set forth in Section 5.1.
     -------------------

    "Purchaser's Charter" has the meaning set forth in Section 5.1.
     -------------------

    "RCRA" means the federal Resource Conservation and Recovery Act.
     ----

    "Release" means the presence, release, spill, emission, leaking, pumping,
     -------
injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, subsurface, surface water, groundwater or Properties.

    "Remedial Action" means actions required to (i) clean up, remove, treat or
     ---------------
in-any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

    "Requisite Rights" has the meaning set forth in Section 4.12(a)(i).
     ----------------

    "Securities Act" means the Securities Act of 1933, as amended, or any
     --------------
successor thereto.

    "Shares" means the shares of Common Stock, par value $2.50 per share, of the
     ------
Company.

    "Shareholder" has the meaning set forth in the caption.
     -----------

    "Shareholders' Indemnified Persons" means and includes the Shareholders and
     ---------------------------------
its successors and assigns.

    "Shareholders' Indemnifying Persons" means and includes the Shareholders and
     ----------------------------------
its successors and assigns.

    "Shareholders' Losses" means any and all Losses sustained, suffered or
     --------------------
incurred by any Shareholders' Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Article VIII.

    "Shareholders' Representative" has the meaning set forth in the Recitals to
     ----------------------------
this Agreement.

    "Subsidiary" means any Person of which more than 50% of the total voting
     ---------
power is owned directly or indirectly by any other Person, and if not specified, means a Subsidiary of the Company.

    "Survival Date" has the meaning set forth in Section 8.5(a).
     -------------

    "Tax Losses" means any and all Losses sustained, suffered or incurred by any
     ----------
Purchaser Indemnified Person arising from or in connection with the untruth, inaccuracy or breach of the representations and warranties of the Company and the Shareholders contained in Section 4.11.

    "Tax Return" means any return, declaration, report, claim for refund, or
     ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Taxes" means, with respect to any Person, (i) all income taxes (including
     -----
any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

    "Transaction Expenses" means all fees and expenses that are incurred by or
     --------------------
on behalf of the Company or any Shareholder (whether incurred prior to, at or after the Closing) in connection with the preparation for, and consummation of, the transactions contemplated hereby, by the other agreements referred to herein or otherwise in connection with a sale of the Company, including any payments to terminate or purchase options to purchase equity interests of any Subsidiary (including payments to Robert Johnson and William Kannehan) (it being understood that Transaction Expenses shall not include either the $4,000,000 cost to obtain the requisite consent of the holders of Notes to an amendment to the terms of the Indenture, or the fees and expenses incurred by the Company in connection with such solicitation of consents all as set forth in Section 6.12).

    "Transfer Agent" means a transfer agent selected by the Company and
     --------------
acceptable to the Purchaser.

    "Third Party Claim" has the meaning set forth in Section 8.3.
     -----------------

                                   Exhibit A

                     Form of Delaware Certificate of Merger

                                 (See attached)

                                   Exhibit B

                    Form of Pennsylvania Articles of Merger

                                (See attached)

                                   Exhibit C

                   Articles of Incorporation of the Company

                                (See attached)

                                   Exhibit D

                         Form of Letter of Transmittal

                                (See attached)

                                   Exhibit E

                               Financing Letters

                                (See attached)

                              DISCLOSURE SCHEDULE

    Disclosure of particular information hereunder does not necessarily indicate that such information is material or relevant, or will be material or relevant to Purchaser.

    In disclosing any of the information herein, the Company is not expressing any opinion, explicitly or implicitly, as to the validity, truth or merit of any referenced claim, nor is the Company admitting to or expressing any opinion as to any possible wrongdoing by the Company.